                                                                   Exhibit 2.1


                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )   Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )   Chapter 11
INC., et al.,                       )
                                    )   JUDGE PERLMAN
           Debtors                  )
                                    )
_________________________________   )


                                    EXHIBIT 1.1.16

                       FORM OF ASBESTOS PD TRUST AGREEMENT

                          EAGLE-PICHER INDUSTRIES, INC.
               ASBESTOS PROPERTY DAMAGE SETTLEMENT TRUST AGREEMENT
               ---------------------------------------------------


         This Trust Agreement is among Eagle-Picher Industries, Inc., an Ohio corporation and debtor in possession ("EAGLE-PICHER"), and its affiliates, Daisy Parts, Inc., Transicoil Inc., Michigan Automotive Research Corp., EDI, Inc., Eagle-Picher Minerals, Inc., and Hillsdale Tool & Manufacturing Co. (the "SETTLORS" or "DEBTORS"), and ______________, as Trustees ("TRUSTEES"), pursuant to the Third Amended Consolidated Joint Plan of Reorganization of Eagle-Picher and its affiliated debtors, dated August 28, 1996 (the "PLAN").

         WHEREAS, at the time of the entry of the order for relief in the Chapter 11 Cases (as such term is hereinafter defined), Eagle-Picher was named as a defendant in property damage actions seeking recovery for damages allegedly caused by the presence of asbestos or asbestos-containing products in buildings and other facilities; and

         WHEREAS, the Settlors have reorganized under the provisions of chapter 11 of the Bankruptcy Code (as hereinafter defined) in cases pending in the Bankruptcy Court (as hereinafter defined) known as In re Eagle-Picher Industries, Inc., et al., Consolidated Case No. 1-91-00100 (the "CHAPTER 11 CASES"); and

         WHEREAS, the Plan, filed by the Debtors, the Legal Representative for Future Claimants appointed by the Bankruptcy Court pursuant to its order of October 31, 1991 ("FUTURE REPRESENTATIVE") and the Bankruptcy Court-appointed committee composed of the representatives of certain tort claimants of the Debtors (the "INJURY CLAIMANTS' COMMITTEE") has been confirmed; and

         WHEREAS, the Plan provides, inter alia, for the creation of the Eagle-Picher Industries, Inc. Asbestos Property Damage Settlement Trust (the "ASBESTOS PD TRUST"); and

         WHEREAS, pursuant to the Plan, the Asbestos PD Trust is to be funded in whole in either debentures of Eagle-Picher or cash, depending upon whether Class 16 votes to accept the Plan; and

         WHEREAS, the Plan provides, among other things, for the complete settlement and satisfaction of all liabilities and obligations of the Debtors with respect to Asbestos Property Damage Claims (as such term is hereinafter defined); and

         WHEREAS, the Asbestos PD Trust is intended to qualify as a "Qualified Settlement Fund" within the meaning of Section 1.468B-1 of the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code;

         NOW, THEREFORE, it is hereby agreed as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

     As used herein, the following terms shall have the meanings specified below:

     1.1 Asbestos Property Damage Claim: Any Claim against any of the Debtors under any theory of law, equity, admiralty, or otherwise, for damages arising from the presence in buildings or other structures of asbestos or asbestos-containing products that was or were manufactured, sold, supplied, produced, distributed, or in any way marketed by any of the Debtors prior to the Petition Date, or for which any of the Debtors is otherwise liable due to the acts or omissions of any of the Debtors, including, without express or implied limitation, all such Claims for compensatory damages (such as proximate, consequential, general, and special damages) and punitive damages, but excluding Asbestos Property Damage Contribution Claims.

     1.2 Asbestos Property Damage Contribution Claim: Any Claim against any of the Debtors that is (i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to section 8.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages arising from the presence in buildings or other structures of asbestos or asbestos-containing products that was or were manufactured, sold, supplied, produced, distributed, or in any way marketed by any of the Debtors prior to the Petition Date, or for which any of the Debtors is otherwise liable due to the acts or omissions of any of the Debtors or (B) any assignee or transferee of such Entity, and (ii) on account of alleged liability by any of the Debtors for reimbursement or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action.

     1.3 Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended, and as codified in title 11 of the United States Code, as applicable to the Chapter 11 Cases.

     1.4 Bankruptcy Court: The United States District Court for the Southern District of Ohio, Western Division, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court constituted pursuant to section 151 of title 28 of the United States Code.

     1.5 Business Day: Any day on which commercial banks are required to be open for business in Cincinnati, Ohio.

     1.6 Claim: (a) A "claim," as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors or Debtors in Possession, whether or not asserted, whether or not the facts of or legal bases therefor are known or unknown, and specifically including, without express or implied limitation, any rights under sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, any claim of a derivative nature, any potential or unmatured contract claims, and any other


                                        2

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Contingent Claim, and (b) any Environmental Claim or Product Liability Tort
Claim, whether or not it constitutes a "claim," as defined in section 101(5) of the Bankruptcy Code.

     1.7 Confirmation Order: The order or orders of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code, which will contain, inter alia, the Asbestos and Lead PI Permanent Channeling Injunction and the Claims Trading Injunction.

     1.8 Debtors in Possession: The Debtors, each in its respective capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     1.9 Effective Date: The first Business Day after the date on which all of the conditions precedent to the effectiveness of the Plan specified in section
7.10 of the Plan have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

     1.10 Entity: An individual, corporation, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other person or entity.

     1.11 Petition Date: January 7, 1991.

     1.12 Reorganized Debtors: The Debtors, or any successors in interest thereto, from and after the Effective Date.

     1.13 Reorganized Eagle-Picher: Eagle-Picher, or any successor in interest thereto, from and after the Effective Date.

     All capitalized terms used herein and not defined in this Article 1 or in another provision of this Trust Agreement shall have the meanings assigned to them in the Plan and/or the Bankruptcy Code, which definitions are incorporated by reference herein.

                                    ARTICLE 2

                               AGREEMENT OF TRUST
                               ------------------

     2.1 CREATION AND NAME. The Settlors hereby create a trust known as the "Eagle-Picher Industries, Inc. Asbestos Property Damage Settlement Trust," which is the Asbestos PD Trust provided for and referred to in the Plan. The Trustees of the Asbestos PD Trust may transact the business and affairs of the Asbestos PD Trust in the name, "Eagle-Picher Industries, Inc. Asbestos Property Damage Settlement Trust."



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



     2.2 PURPOSE. The purpose of the Asbestos PD Trust is to assume any and all liabilities of the Debtors, their successors in interest, or their affiliates, with respect to any and all Asbestos Property Damage Claims and to use the Asbestos PD Trust's assets and income to pay holders of valid Asbestos Property Damage Claims in such a way that holders of similar Asbestos Property Damage Claims are paid in substantially the same manner. This purpose shall be fulfilled through the provisions of this Trust Agreement and either the Asbestos Property Damage Claims Resolution Procedures annexed as Exhibit 1.1.6.5 to the Plan (if Class 16 votes to reject the Plan) or such other claims resolution procedures as may be adopted by the Trustees (if and only if Class 16 votes to accept the Plan) (the "ASBESTOS PD CLAIMS PROCEDURES").

     2.3 TRANSFER OF ASSETS. The Settlors hereby transfer and assign to the Asbestos PD Trust the property set forth in Article 11 of the Plan (the "ASSETS").

     2.4 ACCEPTANCE OF ASSETS AND ASSUMPTION OF LIABILITIES.

          (a) In furtherance of the purposes of the Asbestos PD Trust, the Trustees, on behalf of the Asbestos PD Trust, hereby expressly accept the transfer and assignment to the Asbestos PD Trust of the Assets.

          (b) In furtherance of the purposes of the Asbestos PD Trust, and subject to section 5.4 hereof, the Trustees, on behalf of the Asbestos PD Trust, expressly assume all liability for all Asbestos Property Damage Claims as provided for in Article 11 of the Plan. Except as otherwise provided in the Asbestos PD Claims Procedures, the Asbestos PD Trust shall have all defenses, cross-claims, offsets, and recoupments regarding Asbestos Property Damage Claims that Eagle-Picher has or would have had under applicable law.

          (c) Neither the Debtors nor their successors in interest or their affiliates shall be entitled to any indemnification from the Asbestos PD Trust for any expenses, costs, and fees (including attorneys' fees), judgments, settlements, or other liabilities arising from or incurred in connection with, any action related to an Asbestos Property Damage Claim, including, but not limited to, indemnification or contribution for Asbestos Property Damage Claims prosecuted against Reorganized Eagle-Picher. Nothing in this section or any other section of this Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the discharge and injunction arising in favor of the Reorganized Debtors upon the Effective Date or the Asbestos PD Trust's assumption of all liability with respect to Asbestos Property Damage Claims.

                                   ARTICLE 3

                         POWERS AND TRUST ADMINISTRATION
                         -------------------------------

     3.1 POWERS.

          (a) Subject to the limitations set forth in this Trust Agreement, the Trustees shall have the power to take any and all actions that, in the judgment of the Trustees, are necessary or proper to fulfill the purposes of the Asbestos PD Trust, including, without limitation, each power expressly granted in this section 3.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of Ohio.

          (b) Except as otherwise specified herein, the Trustees need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

          (c) Without limiting the generality of Article 3.1(a) above, the Trustees shall have the power to:

               (i) receive and hold the Assets, exercise all rights with respect to, and sell any debentures issued by Reorganized Eagle-Picher that are included in the Assets, subject to any restrictions set forth in the articles of incorporation of Reorganized Eagle-Picher;

               (ii) invest the monies held from time to time by the Asbestos PD Trust;

               (iii) sell, transfer or exchange any or all of the Assets at such prices and upon such terms as they may consider proper, consistent with the other terms of this Trust Agreement;

               (iv) pay liabilities and expenses of the Asbestos PD Trust;

               (v) change the state of domicile of the Asbestos PD Trust;

               (vi) establish such funds, reserves and accounts within the Asbestos PD Trust estate, as deemed by the Trustees to be useful in carrying out the purposes of the Asbestos PD Trust;

               (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

               (viii) amend the Bylaws, a copy of which is annexed hereto as Annex A (the "BYLAWS");


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



               (ix) appoint such officers and hire such employees and engage such legal, financial, accounting, investment and other advisers, alternative dispute resolution panelists, and agents as the business of the Asbestos PD Trust requires, and to delegate to such persons such powers and authorities as the fiduciary duties of the Trustees permit and as the Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of this Asbestos PD Trust;

               (x) pay employees, legal, financial, accounting, investment and other advisers and agents reasonable compensation, including, without limitation, compensation at rates approved by the Trustees for services rendered prior to the execution hereof;

               (xi) reimburse the Trustees, subject to section 5.5 hereof, and reimburse such officers, employees, legal, financial, accounting, investment and other advisers and agents all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder, including, without limitation, costs and expenses incurred prior to the execution hereof;

               (xii) execute and deliver such deeds, leases and other instruments as the Trustees consider proper in administering the Asbestos PD Trust;

               (xiii) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the Asbestos PD Trust, provided such arrangements do not conflict with any other provision of this Trust Agreement;

               (xiv) in accordance with section 5.6 hereof, indemnify (and purchase insurance indemnifying) the Trustees and officers, employees, agents, advisers and representatives of the Asbestos PD Trust to the fullest extent that a corporation or trust organized under the law of the Asbestos PD Trust's domicile is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisers and representatives;

               (xv) delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the Assets to any one or more reputable individuals or recognized institutional investment advisers or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in section 5.4 hereof;

               (xvi) consult with Reorganized Eagle-Picher at such times and with respect to such issues relating to the conduct of the Asbestos PD Trust as the Trustees consider desirable;


                                        6

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               (xvii) make, pursue (by litigation or otherwise), collect, compromise or settle any claim, right, action or cause of action included in the Assets; and

               (xviii) merge or contract with other claims resolution facilities that are not specifically created by this Trust Agreement or the Asbestos PD Claims Procedures; provided that such merger or contract shall not (a) subject the Reorganized Debtors or any successor in interest to any risk of having any Asbestos Property Damage Claim asserted against it or them; or (b) otherwise jeopardize the validity or enforceability of the discharge and injunction arising in favor of the Reorganized Debtors on the Effective Date.

          (d) The Trustees shall not have the power to guaranty any debt of other persons.

     3.2 GENERAL ADMINISTRATION.

          (a) The Trustees shall act in accordance with the Bylaws. To the extent not inconsistent with the terms of this Trust Agreement, the Bylaws govern the affairs of the Asbestos PD Trust.

          (b) The Trustees shall timely file such income tax and other returns and statements and comply with all withholding obligations, as required under the applicable provisions of the Internal Revenue Code and of any state law and the regulations promulgated thereunder.

               (c)(i) The Trustees shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within ninety
          (90) days following the end of each fiscal year, an annual report containing financial statements of the Asbestos PD Trust (including, without limitation, a balance sheet of the Asbestos PD Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustees and accompanied by an opinion of such firm as to the fairness of the financial statements' presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustees shall provide a copy of such report to Reorganized Eagle-Picher.

               (ii) Simultaneously with delivery of each set of financial statements referred to in Article 3.2(c)(i) above, the Trustees shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements.

               (iii) All materials required to be filed with the Bankruptcy Court by this Article 3.2 shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court.

     3.3 CLAIMS ADMINISTRATION.

          (a) General Principles. The Trustees shall proceed quickly to implement (and, if Class 16 votes to accept the Plan, develop) the Asbestos PD Claims Procedures. The Asbestos PD Trust shall pay holders of valid Asbestos Property Damage Claims in accordance with procedures developed by the Trustees that are consistent with the Asbestos PD Claims Procedures and the terms of this Trust Agreement.

          (b) Payment of Asbestos Property Damage Claims. The Trustees shall employ mechanisms such as the review of estimates of the numbers and values of Asbestos Property Damage Claims, or other comparable mechanisms, that provide reasonable assurance the Asbestos PD Trust will value, and be in a financial position to pay, similar Asbestos Property Damage Claims in substantially the same manner.

          (c) Bankruptcy Court Claims Bar Date Orders. The Trustees shall enforce the Bankruptcy Court's claims' bar date orders that are applicable to Asbestos Property Damage Claims.

                                  ARTICLE 4

                       ACCOUNTS, INVESTMENTS, AND PAYMENTS
                       -----------------------------------

     4.1 ACCOUNTS. The Trustees may, from time to time, create such accounts and reserves within the Asbestos PD Trust estate as they may deem necessary, prudent or useful in order to provide for the payment of expenses and valid Asbestos Property Damage Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

     4.2 INVESTMENTS. Investment of monies held in the Asbestos PD Trust shall be administered in the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

          (a) The Asbestos PD Trust may acquire and hold any debentures issued by Reorganized Eagle-Picher and included in the Assets without regard to any of the limitations set forth in the other parts of this Article 4.

          (b) Except with respect to entities owned and controlled by the Asbestos PD Trust for purposes of carrying out provisions of this Trust Agreement, the Asbestos PD Trust shall not acquire or hold any equity in any Entity or business enterprise unless such equity is in the form of securities that are traded on a national securities exchange or major international securities exchange or over the National Association of Securities Dealers Automated Quotation System.


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



          (c) The Asbestos PD Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustees, they are adequately collateralized.

     4.3 SOURCE OF PAYMENTS. All Asbestos PD Trust expenses, payments and all liabilities with respect to Asbestos Property Damage Claims shall be payable solely out of the Asbestos PD Trust estate. Neither Eagle-Picher, Reorganized Eagle-Picher, any Debtors, their subsidiaries, any successor in interest or the present or former directors, officers, employees or agents of Eagle-Picher, Reorganized Eagle-Picher, any Debtors or their subsidiaries, nor the Trustees, or any of their officers, agents, advisers or employees shall be liable for the payment of any Asbestos PD Trust expense or Asbestos Property Damage Claim or any other liability of the Asbestos PD Trust.

                                  ARTICLE 5

                                    TRUSTEES
                                    --------

     5.1 NUMBER. There initially shall be between one (1) and four (4) Trustees, the number being determined (a) by Reorganized Eagle-Picher if Class 16 votes to reject the Plan or (b) pursuant to the Plan if Class 16 votes to accept the Plan.

     5.2 TERM OF SERVICE.

          (a) Each of the initial Trustees shall serve until the earlier of (i) his or her death, (ii) his, her, or its resignation pursuant to section 5.2(b) hereof, (iii) his or her removal pursuant to section 5.2(c) hereof, or (iv) the termination of the Asbestos PD Trust pursuant to section 6.2 hereof, at which time the term shall terminate automatically.

          (b) Any Trustee may resign at any time by written notice to each of the remaining Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

          (c) Any Trustee may be removed in the event that such Trustee becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. Good cause shall be deemed to include, without limitation, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustees hereunder, or repeated nonattendance at scheduled meetings. Such removal shall require the unanimous decision of the other Trustees. Such removal shall take effect at such time as the other Trustees shall determine.


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



     5.3 APPOINTMENT OF SUCCESSOR TRUSTEE.

          (a) In the event of a vacancy in the position of a Trustee, the vacancy shall be filled by majority vote of the remaining Trustees who shall refrain from making any appointment that may result in the appearance of impropriety.

          (b) Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.

     5.4 LIABILITY OF TRUSTEES. No Trustee, officer, or employee of the Asbestos PD Trust shall be liable to the Asbestos PD Trust, to any person holding an Asbestos Property Damage Claim, or to any other Entity except for such Trustee's, officer's or employee's own breach of trust committed in bad faith or for willful misappropriation. No Trustee, officer, or employee of the Asbestos PD Trust shall be liable for any act or omission of any other officer, agent, or employee of the Asbestos PD Trust, unless the Trustee acted with bad faith or willful misconduct in the selection or retention of such officer, agent, or employee.

     5.5 COMPENSATION AND EXPENSES OF TRUSTEES.

          (a) Each of the Trustees, other than Reorganized Eagle-Picher if Reorganized Eagle-Picher serves as a Trustee, shall receive compensation from the Asbestos PD Trust for his or her services as Trustee in the amount of $35,000 per annum, plus a per diem allowance for meetings attended in the amount of $1,000, or some other amount as determined by the Trustees, payable as determined by the Trustees. The Trustees shall determine the scope and duration of activities that constitute a meeting and may provide for partial payment of per diem amounts for activities of less than a full day's duration. The per annum compensation payable to the Trustees hereunder shall be increased annually by the Trustees proportionately with any increase in the Consumer Price Index -- All Cities (or any successor index) for the corresponding annual period. Any increase in excess of that amount may be made only with the approval of the Bankruptcy Court.

          (b) The Asbestos PD Trust will promptly reimburse the Trustees for all reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder.

     5.6 INDEMNIFICATION OF TRUSTEES AND OTHERS.

          (a) The Asbestos PD Trust shall indemnify and defend the Trustees and the Asbestos PD Trust's officers, agents, advisers, or employees, to the fullest extent that a corporation or trust organized under the laws of the Asbestos PD Trust's domicile is from time to time entitled to indemnify and defend its directors, trustees, officers, employees, agents or

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



advisers against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder. Notwithstanding the foregoing, the Trustees shall not be indemnified or defended in any way for any liability, expense, claim, damage or loss for which they are liable under section 5.4 hereof.

          (b) Reasonable expenses, costs and fees (including attorneys' fees) incurred by or on behalf of a Trustee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative, from which they are indemnified by the Asbestos PD Trust pursuant to this section 5.6, may be paid by the Asbestos PD Trust in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Trustee to repay such amount unless it shall be determined ultimately that such Trustee is entitled to be indemnified by the Asbestos PD Trust.

          (c) The Trustees shall have the power, generally or in specific cases, to cause the Asbestos PD Trust to indemnify the employees and agents of the Asbestos PD Trust to the same extent as provided in this section 5.6 with respect to the Trustees.

          (d) Any indemnification under section 5.6(c) of this Trust Agreement shall be made by the Asbestos PD Trust upon a determination that indemnification of such Entity is proper in the circumstances. Such determination shall be made by a majority vote of the Trustees who were not parties to such action, suit, or proceeding, if at least two such Trustees were not parties; otherwise the determination will be made by legal counsel to the Asbestos PD Trust.

          (e) The Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a Trustee, officer, employee, agent or representative of the Asbestos PD Trust against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a Trustee, officer, employee, agent or representative.

     5.7 TRUSTEES' LIEN. The Trustees shall have a prior lien upon the Asbestos PD Trust corpus to secure the payment of any amounts payable to them pursuant to sections 5.5 and 5.6.

     5.8 TRUSTEES' EMPLOYMENT OF EXPERTS. The Trustees may, but shall not be required to, consult with counsel, accountants, appraisers and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them (regardless of whether any such party is affiliated with any of the Trustees in any manner, except as otherwise expressly provided in this Trust Agreement), and the opinion of any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of any such party.

     5.9 TRUSTEES' SERVICE AS OFFICERS OR CONSULTANTS TO THE ASBESTOS PD TRUST. The Trustees may, but are not required to, select any Trustee to serve as an officer or manager of the

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



Asbestos PD Trust or as a consultant to the Asbestos PD Trust. In the event any Trustee serves the Asbestos PD Trust in such a capacity, the Asbestos PD Trust shall compensate the Trustee in an amount determined by the Trustees. Compensation for a Trustee's service as an officer or manager of the Asbestos PD Trust or as a consultant to the Asbestos PD Trust shall be in addition to compensation paid pursuant to section 5.5 hereof.

     5.10 TRUSTEES' SERVICE AS DIRECTORS OF REORGANIZED EAGLE-PICHER. The Trustees are not prohibited from serving as directors of Reorganized Eagle-Picher. If any Trustee serves as a director of Reorganized Eagle-Picher, he or she shall not receive for such service compensation over and above the compensation received as Trustee under section 5.5 hereof, but he may receive from Reorganized Eagle-Picher a per diem allowance in the amount that Reorganized Eagle-Picher pays its directors for their attendance at meetings.

     5.11 BOND. The Trustees shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

                                  ARTICLE 6

                               GENERAL PROVISIONS
                               ------------------

     6.1 IRREVOCABILITY. The Asbestos PD Trust is irrevocable, but is subject to amendment as provided in section 6.3 hereof.

     6.2 TERMINATION.

          (a) The Asbestos PD Trust shall automatically terminate on the date (the "TERMINATION DATE") ninety (90) days after the first occurrence of any of the following events:

               (i) the Trustees in their sole discretion decide to terminate the Asbestos PD Trust because all Asbestos Property Damage Claims duly filed with the Asbestos PD Trust have been liquidated and satisfied;

               (ii) if the Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Asbestos PD Trust in a manner consistent with this Trust Agreement and the Asbestos PD Claims Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes final;

               (iii) if in the judgment of two-thirds of the Trustees, the continued administration of the Asbestos PD Trust is uneconomic or inimical to the best interests of the persons holding Asbestos Property Damage Claims, and the termination of the Asbestos PD Trust will not expose or subject Reorganized Eagle-Picher or any other

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



         Reorganized Debtor or any successor in interest to any increased or undue risk of having any Asbestos Property Damage Claims asserted against it or them or in any way jeopardize the validity or enforceability of the discharge and injunction arising in favor of the Reorganized Debtors upon the Effective Date; or

               (iv) 21 years less 91 days pass after the death of the last survivor of all the descendants of Joseph P. Kennedy, Sr. of Massachusetts living on the date hereof.

          (b) On the Termination Date, after payment of all the Asbestos PD Trust's liabilities have been provided for, all monies remaining in the Asbestos PD Trust estate shall be transferred to charitable organization(s) exempt from federal income tax under Section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustees using their reasonable discretion; provided, however, that the tax-exempt organization(s) shall not bear any relationship to Reorganized Eagle-Picher within the meaning of Section 468(d)(3) of the Internal Revenue Code.

     6.3 AMENDMENTS. The Trustees may modify or amend this Trust Agreement or any document annexed to it, including, without limitation, the Bylaws, except that Articles 2.2 (Purpose), 2.4 (Acceptance of Assets and Assumption of Liabilities), 3.1(d) (precluding guaranty of others' debt), 3.3(a)-(c) (claims administration), 5.2 (Term of Service), 5.3 (Appointment of Successor Trustees),
5.5 (Compensation and Expenses of Trustees), 5.6 (Indemnification of Trustees and Others), 6.1 (Irrevocability), 6.2 (Termination) and 6.3 (Amendments) herein, and, if Class 16 votes to reject the Plan, the Asbestos PD Claims Resolution Procedures shall not be modified or amended in any respect. No consent from the Settlors shall be required to make the modifications or amendments permitted by the foregoing sentence. Any modification or amendment made pursuant to this section must be done in writing.

     6.4 MEETINGS. For purposes of section 5.5 of this Trust Agreement, a Trustee shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, by phone or in person, on Asbestos PD Trust matters with Trustees. The Trustees shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of section 5.5 hereof.

     6.5 SEVERABILITY. Should any provision in this Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement.

     6.6 NOTICES. Notices to persons asserting claims shall be given at the address of such person, or, where applicable, such person's legal representative, in each case as provided on such person's claim form submitted to the Asbestos PD Trust with respect to his, her, or its Asbestos Property Damage Claim. Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by any of Reorganized Eagle-Picher, or the Trustees to the others in compliance with the terms hereof.

To the Asbestos PD Trust
  or the Trustees:
                                  ---------------------------------------

                                  ---------------------------------------

                                  ---------------------------------------

To Reorganized
  Eagle-Picher:                   Eagle-Picher Industries, Inc.
                                  Attention:  General Counsel

                                  IF BY HAND OR OVERNIGHT DELIVERY:

                                  Suite 1300, 580 Building
                                  580 Walnut Street
                                  Cincinnati, Ohio  45202

                                  IF  BY MAIL:

                                  Post Office Box 779
                                  Cincinnati, Ohio  45201

                                  Telecopier:  (513) 721-3404
                                  Telephone Confirmation: (513) 629-2400

                                  and

                                  Weil, Gotshal & Manges LLP
                                  767 Fifth Avenue
                                  New York, New York  10153
                                  Attention: Stephen Karotkin, Esq.

                                  Telecopier:  (212) 310-8007
                                  Telephone Confirmation: (212) 310-8888

                                  and

                                  Frost & Jacobs
                                  2500 PNC Center
                                  201 East Fifth Street
                                  Cincinnati, Ohio  45202-4182
                                  Attention:  Edmund J. Adams, Esq.

                                  Telecopier:  (513) 651-6981
                                  Telephone Confirmation: (513) 651-6800

     All such notices and communications shall be effective when delivered at the designated addresses or when the telecopy communication is received at the designated addresses and confirmed by the recipient by return telecopy in conformity with the provisions hereof.

     6.7 COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

     6.8 SUCCESSORS AND ASSIGNS. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the Settlors, the Asbestos PD Trust, and the Trustees and their respective successors and assigns, except that neither the Settlors nor the Asbestos PD Trust nor any Trustee may assign or otherwise transfer any of its, or his or her rights or obligations under this Trust Agreement except, in the case of the Asbestos PD Trust and the Trustees, as contemplated by section 3.1.


     6.9 LIMITATION ON CLAIM INTERESTS FOR SECURITIES LAWS PURPOSES. Asbestos Property Damage Claims, and any interests therein, (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument; (c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest.

     6.10 ENTIRE AGREEMENT; NO WAIVER. The entire agreement of the parties relating to the subject matter of this Trust Agreement is contained herein and in the documents referred to herein, and this Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

     6.11 HEADINGS. The headings used in this Trust Agreement are inserted for convenience only and neither constitute a portion of this Trust Agreement nor in any manner affect the construction of the provisions of this Trust Agreement.

     6.12 GOVERNING LAW. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

     6.13 SETTLORS' REPRESENTATIVE. Reorganized Eagle-Picher is hereby irrevocably designated as the representative of the Settlors, and it is hereby authorized to take any action required of the Settlors in connection with the Trust Agreement.

     6.14 DISPUTE RESOLUTION. Any disputes that arise under this Trust Agreement or under the annexes hereto shall be resolved by the Bankruptcy Court pursuant to Article 9 of the Plan, except as otherwise provided herein or in the annexes hereto. Notwithstanding anything else herein contained, to the extent any provision of this Trust Agreement is inconsistent with any provision of the Plan, the Plan shall control.

       6.15 ENFORCEMENT AND ADMINISTRATION. The parties hereby acknowledge the Bankruptcy Court's continuing exclusive jurisdiction to interpret and enforce the terms of this Trust Agreement and the annexes hereto, pursuant to
Article 9 of the Plan.

     6.16 EFFECTIVENESS. This Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto and until the Effective Date.

     IN WITNESS WHEREOF, the parties have executed this Trust Agreement this ____ day of __________________, 1996.

                                         SETTLORS:

                                         EAGLE-PICHER INDUSTRIES, INC.


                                         BY:____________________________
                                         Name:__________________________
                                         Title: ________________________

                                         DAISY PARTS, INC.


                                         BY:____________________________
                                         Name:__________________________
                                         Title: ________________________

                                      TRANSICOIL INC.


                                      BY:____________________________
                                      Name:__________________________
                                      Title: ________________________

                                      MICHIGAN AUTOMOTIVE RESEARCH
                                      CORP.


                                      BY:____________________________
                                      Name:__________________________
                                      Title: ________________________

                                      EDI, INC.

                                      BY:____________________________
                                      Name:__________________________
                                      Title: ________________________


                                      EAGLE-PICHER MINERALS, INC.


                                      BY:____________________________
                                      Name:__________________________
                                      Title: ________________________

                                      HILLSDALE TOOL &
                                      MANUFACTURING CO.


                                      BY:____________________________
                                      Name:__________________________
                                      Title: ________________________

                                      TRUSTEES:

                                     ANNEX A


                          EAGLE-PICHER INDUSTRIES, INC.
                ASBESTOS PROPERTY DAMAGE SETTLEMENT TRUST BYLAWS
                ------------------------------------------------


                                  ARTICLE I

                                     OFFICES
                                     -------

         SECTION 1. PRINCIPAL OFFICE. The initial principal office of the Eagle-Picher Industries, Inc. Asbestos Property Damage Settlement Trust (the "Asbestos PD Trust") shall be in ____________________ or at such other place as the Trustees shall from time to time select.

         SECTION 2. OTHER OFFICES. The Asbestos PD Trust may have such other offices at such other places as the Trustees may from time to time determine to be necessary for the efficient and cost-effective administration of the Asbestos PD Trust.

                                  ARTICLE II

                                    TRUSTEES
                                    --------

         SECTION 1. CONTROL OF PROPERTY, BUSINESS AND AFFAIRS. The property, business and affairs of the Asbestos PD Trust shall be managed by or under the direction of the Trustees.

         SECTION 2. NUMBER, RESIGNATION AND REMOVAL. The number of Trustees and the provisions governing the resignation and removal of a Trustee and the appointment of a successor Trustee shall be governed by the provisions of
Article 5 of the Trust Agreement.

         SECTION 3. QUORUM AND MANNER OF ACTING. The presence of a majority of the Trustees shall constitute a quorum for the transaction of business. In the absence of a quorum, the Trustee[s] present may adjourn the meeting from time to time until a quorum shall be present. The vote, at a meeting at which a quorum is present, of the majority of the Trustees present shall be an act of the Trustees.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the Trustees may be held at such time and place as shall from time to time be determined by the Trustees.

         SECTION 5. SPECIAL MEETING NOTICE. Special meetings of the Trustees shall be held whenever called by one or more of the Trustees. Notice of each such meeting shall be delivered by overnight courier to each Trustee, addressed to him, her, or it at his, her, or its residence or usual place of business, at least three (3) days before the date on which the meeting is to be held, or shall be sent to him, her, or it at such place by personal delivery or by telephone or telecopy not later than two (2) days before the day of which such meeting is to be held. Such notice shall state the place, date and hour of the meeting and the purposes for which it is called. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the Trustee or Trustees entitled to receive such notice, whether before or after the meeting, shall be deemed equivalent thereto for purposes of this Section 5. No notice to or waiver by any Trustee with respect to any special meeting shall be required if such Trustee shall be present at said meeting.

         SECTION 6. ACTION WITHOUT A MEETING; MEETING BY CONFERENCE CALL. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if all Trustees consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Trustees. The Trustees also may take any action required or permitted to be taken at any meeting by means of conference telephone or similar communication equipment provided that all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

                                 ARTICLE III

                                    OFFICERS
                                    --------

         SECTION 1. PRINCIPAL OFFICERS. The principal officer of the Asbestos PD Trust shall be an Executive Director. The Asbestos PD Trust may also have such other principal officers, including one or more Assistant Directors, a Secretary-Treasurer and a Controller, as the Trustees may in their discretion appoint after determining that such appointment will promote the efficient and cost-effective administration of the Asbestos PD Trust.

         SECTION 2. ELECTION AND TERM OF OFFICE. The principal officer(s) of the Asbestos PD Trust shall be chosen by the Trustees. Each such officer shall hold office until his successor shall have been duly chosen and qualified or until his earlier death, resignation or removal.

         SECTION 3. SUBORDINATE OFFICERS. In addition to the principal officers enumerated in Section 1 of this Article III, the Asbestos PD Trust may have such other subordinate officers, agents and employees as the Trustees may deem necessary for the efficient and cost-effective administration of the Asbestos PD Trust, each of whom shall hold office for such period, have such authority, and perform such duties as the Trustees may from time to time determine. The Trustees may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents, or employees.

         SECTION 4. REMOVAL. The Executive Director or any other officer may be removed with or without cause, at any time, by resolution adopted by the Trustees at any regular meeting of the Trustees or at any special meeting of the Trustees called for that purpose at which a quorum is present.

         SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Trustees. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6. POWERS AND DUTIES. The officers of the Asbestos PD Trust shall have such powers and perform such duties as may be conferred upon or assigned to them by the Trustees.

                                   ARTICLE IV

                                   AMENDMENTS
                                   ----------

         The Bylaws of the Asbestos PD Trust, other than Article II and this
Article IV, may be amended by the Trustees at any meeting of the Trustees, provided that notice of the proposed amendment is contained in the notice of such meeting.

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )   Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )   Chapter 11
INC., et al.,                       )
                                    )   JUDGE PERLMAN
           Debtors                  )
                                    )
_________________________________   )


                                    EXHIBIT 1.1.38

                         FORM OF CONNECTICUT MUTUAL NOTE

                    [CONNECTICUT MUTUAL NOTE SECURED CLAIM]

                      SECURED NOTE AND SECURITY AGREEMENT

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH
                 ACT AND THE RULES AND REGULATIONS THEREUNDER.

                          10% Secured Installment Note

                 HILLSDALE TOOL & MANUFACTURING CO., a Michigan corporation ("Hillsdale"), and EAGLE-PICHER INDUSTRIES, INC., an Ohio corporation (the "Company") (Hillsdale and the Company are sometimes referred to herein individually as an "Obligor" and collectively as the "Obligors"), for value received, hereby promise jointly and severally to pay to MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, or registered assigns (the "Payee"), on or before June 1, 2001 (the "Maturity Date"), as hereinafter provided, the principal sum of [____________________________________ (____________)] and to pay interest on the unpaid principal amount thereof from the date hereof to maturity at the rate of 10% per annum computed as if each year consisted of 360 days and each month consisted of 30 days. Such principal and interest shall be payable without presentation of this Note, by bank wire transfer of Federal or other immediately available funds (identifying each payment as Hillsdale Tool & Manufacturing Co. and Eagle-Picher Industries, Inc. 10% Secured Installment Note due 2001, principal or interest) to the Payee pursuant to instructions provided by the Payee to the Company from time to time, in ___________ consecutive payments of principal and interest, in the respective amounts of and payable on the dates indicated in the schedule annexed hereto as Schedule A (collectively, the "Installment Payments"). The first of the Installment Payments will be made on [the first Business Day of the second month following the date of the issuance of the Note]. Whenever any Installment Payment is not made when due and such default shall continue for more than ten (10) days, the Obligors shall pay interest on such amount at a rate equal to the lesser of (a) 12% per annum or (b) the maximum rate allowed by law.

                 Each Installment Payment, when paid, shall be applied first to the payment of all interest accrued and unpaid on this Note and then to payment on account of the principal hereof.

                 SECTION 1. The following terms have the following meanings when used in this Note:

                 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required by law to close.

                 "Collateral" shall have the meaning set forth in Section 3 hereof.

                 "MATURITY DATE" shall have the meaning set forth in the opening paragraph of this Note.

                 "NOTES" shall have the meaning set forth in Section 18 hereof.

                 "Payee" shall have the meaning set forth in the opening paragraph of this Note.

                 SECTION 2. PRINCIPAL PAYMENTS. (a) SCHEDULED PAYMENT. On the Maturity Date, the Obligors shall pay to the Payee, in cash or other immediately available funds, the entire unpaid principal amount of this Note plus all accrued and unpaid interest thereon.

                 (b) MANDATORY PREPAYMENT. In the event of condemnation or of destruction by fire or other casualty of substantially all of the Collateral, the Note shall be prepaid in full (but not in part) at a price equal to 100% of the then outstanding principal amount of the Note, together with all interest then accrued and unpaid thereon, but without any prepayment penalty or premium.

                 (c) Optional Prepayment. The Obligors may, at any time and from time to time, without premium or penalty, prepay (in multiples of $1,000) all or a portion of the unpaid principal amount of this Note or all or a portion of accrued and unpaid interest, together with unpaid accrued interest on the amount so prepaid to the date chosen for prepayment, payable in cash or other immediately available funds. The Obligors shall give written notice of prepayment of this Note or any portion hereof not less than 10 but not more than 30 days prior to the date chosen for prepayment, which notice shall specify the amount thereof to be prepaid and the date fixed for prepayment.

                 SECTION 3. Security. This Note is secured by the following property (collectively, the "Collateral"):

                 (a) The equipment described in Schedule B hereto (whether or not constituting fixtures) and all additions and accessions thereto and substitutions therefor;

                 (b) All books and records of the Obligors relating to any of the foregoing; and

                 (c) All proceeds and products of any of the foregoing, including insurance payable by reason of loss or damage.

The Obligors herewith confirm the grant of a security interest in the Collateral to the Payee.

                 SECTION 4. AFFIRMATIVE COVENANTS. For as long as any principal or interest remains unpaid under this Note:

                 (a) Financial Statements. The Company shall deliver to the Payee:

                 (i) a balance sheet and income statement of the Company within 45 days after the close of each fiscal quarter other than the last fiscal quarter for the fiscal year and (ii) a balance sheet and income statement of the Company within 90 days after the close of each fiscal year. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied. All statements will be in the same form as those provided to creditors and shareholders of the Company generally. The Company will also furnish to the Payee promptly copies of any Forms 10-Q, 10-K and 8-K that are filed with the Securities and Exchange Commission as well as copies of any other special mailings to shareholders.

                 (b) Reporting Requirements. The Company or Hillsdale, as the case may be, shall furnish to the Payee:

                          (i) as soon as possible and in any event within 10 days after becoming aware of the occurrence of any event of default as defined in Section 10 hereof or any event that with notice or passage of time or both would, if unremedied, constitute an event of default, a written statement of the chief executive officer or chief financial officer of the Company or Hillsdale, as the case may be, setting forth details of such event of default or event, stating whether or not the same is continuing and, if so, the action that the Company or Hillsdale, as the case may be, proposes to take with respect thereto;

                    (ii) immediately after receiving knowledge thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that directly affect or affects Hillsdale based on financial exposure to Hillsdale of $10 million or that directly affect or affects the Company based on financial exposure to the Company of $25 million or more or that directly affect or affects the Collateral or that seek or seeks injunctive relief that will materially adversely affect the operations of either of the Obligors or the Collateral;

                   (iii) as soon as possible and in any event within 5 days after the Obligors become aware of the occurrence of a material adverse change in the business, properties or the operations and condition (financial or otherwise) of either of the Obligors, a statement by the chief executive officer or chief financial officer of the Company or Hillsdale, as the case may be, setting forth details of such material adverse change and the action that the

         Company or Hillsdale, as the case may be, proposes to take with respect thereto, except as otherwise disclosed in public announcements of the Obligors issued in the ordinary course of business; and

                   (iv) such other information respecting the business, properties, condition and operations (financial or otherwise) of the Obligors as the Payee may from time to time reasonably request be furnished to the Payee.

                 (c)  FURTHER ASSURANCES.

                          (i) The Obligors agree that from time to time, at their expense, they will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Payee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby and the priority thereof or to enable the Payee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Obligors will execute and file such financing or continuation statements or amendments thereto and such other instruments or notices as may be necessary or desirable or as the Payee may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                          (ii) The Obligors hereby authorize the Payee to file one or more financing or continuation statements and amendments thereto relative to all or any part of the Collateral without the signature of the Obligors where permitted by law. A carbon, photographic or other reproduction of this Note or any part thereof shall be sufficient as a financing statement where permitted by law.

                          (iii) The Obligors will furnish to the Payee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Payee may reasonably request, all in reasonable detail.

                 (d)  INSURANCE.

                 The Obligors shall, at their own expense, maintain liability and property insurance with respect to their respective businesses and property, including the Collateral, with responsible and reputable insurance companies or associations satisfactory to the Payee in such amounts and covering such risks as are acceptable to or specified by the Payee, taking into account, among other factors, such amounts and risks as are usually carried by persons engaged in similar businesses and owning similar properties in the same general areas in which the Obligors operate. Each policy for liability insurance and property damage insurance shall provide for payment to or on behalf of the Obligors and the Payee as their interests may appear. Each policy of property damage insurance shall in addition (i) name the Payee as an insured party thereunder (without any representation or warranty by or obligation upon the Payee), (ii) contain an agreement by the insurer that any loss thereunder shall be payable to, or on behalf of the Obligors or the Payee as their interests may appear, (iii) provide that there shall be no recourse against the Payee for payment of premiums or other amounts with respect thereto, and (iv) provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Payee by the insurer. The Obligors shall deliver to the Payee certificates evidencing the insurance maintained pursuant hereto.

                 (e) CERTAIN COVENANTS AS TO THE COLLATERAL. The Obligors shall:

                          (i) Keep the Collateral at the places identified therefor on Schedule B hereto or, upon 15 days' prior written notice to the Payee, at such other places as shall be identified in such notice (such notice to identify the record owner of the new location) and which are in jurisdictions where all actions required by subparagraph (c) above shall have been taken with respect to such Collateral.

                          (ii) Cause the Collateral to be maintained and preserved in the same condition, repair, and working order as when new, ordinary wear and tear excepted, and, in the case of any loss or damage to the Collateral, as quickly as practicable after the occurrence thereof make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end, provided, however, that in the event of condemnation or of the destruction by fire or other casualty of substantially all the Collateral, have the option to repay the Note in full (but not in part) as provided in Section 2(b) hereof.

                          (iii) Pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon it, and all claims (including claims for labor, materials and supplies) against the Collateral.

                          (iv) After the occurrence and during the continuance of an Event of Default (as defined in Section 10 hereof) receive in trust for the benefit of the Payee hereunder all amounts and proceeds received or collected by the Obligors in respect of the Collateral, segregate such amounts and proceeds from other funds of Debtor, and forthwith pay such amounts and proceeds over to the Payee in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in Section 10(c) hereof.

                 SECTION 5. Substitution of Collateral; Liens. During the term of the Note:

                 (a) The Obligors may substitute other collateral for the Collateral identified in Schedule B hereto, provided, however, that the value of the Collateral, including any substituted Collateral, shall at the time of such substitution be equal to or greater than the value of the Collateral identified in Schedule B hereto, such value to be determined by an independent appraisal provided at the Obligors' expense and satisfactory to the Payee.

                 (b) The Obligors shall not create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral.

                 SECTION 6. Appointed Attorney-in-Fact. The Obligors hereby irrevocably appoint Payee as their attorney-in-fact, with full authority in the place and stead of the Obligors and in the name of the Obligors, the Payee, or otherwise, to from time to time take any action which may be reasonably necessary to protect the Payee's interest under this Note, including, without limitation:

                 (a) to sign in the name and on behalf of the Obligors any financing statements or other papers required under Section 4(c) hereof;

                 (b) to obtain and adjust insurance required to be paid to the Payee pursuant to Section 4(d) hereof;

                 (c) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due in respect of any of the Collateral;

                 (d) to receive, endorse, and collect any drafts or other instruments in connection with subsection (b) or (c) above; and

                 (e) to file any claims or take any action or institute any proceedings which the Payee may deem necessary or desirable to enforce the rights of the Payee with respect to any of the Collateral.

The Obligors hereby ratify and approve all acts of the Payee as such attorney-in-fact. The Payee shall not, in its capacity as such attorney-in-fact, be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, but only for gross negligence or willful misconduct.

This power, being coupled with an interest, is irrevocable until the Note shall have been fully satisfied. Any amounts received or collected by the Payee in its capacity as such attorney-in-fact shall be held as cash collateral and applied as provided in Section 10(c) hereof.

                 SECTION 7. THE PAYEE MAY PERFORM. If the Obligors fail to perform any agreement contained herein, the Payee may itself perform, or cause performance of, such agreement, and the expenses of the Payee incurred in connection therewith shall be payable by the Obligors under Section 17(b) hereof.

                 SECTION 8. THE PAYEE'S DUTIES. The powers conferred on the Payee hereunder are solely to protect its interest in the Collateral and shall not impose any duty to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Payee shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

                 SECTION 9. INSPECTION RIGHTS. The Payee, upon 24 hours' notice and during normal business hours, shall have access to inspect, audit, and make extracts from all of the Obligors' records, files, and books of account relating to the Collateral, and the Obligors shall deliver any document or instrument necessary for the Payee to obtain records from any service bureau maintaining records for the Obligors. The Payee may also, at all reasonable times, examine and inspect the Collateral. The Obligors shall, at the Payee's request, take all steps necessary to facilitate such inspection.

                SECTION 10. EVENTS OF DEFAULT. (a) Each of the following shall be an Event of Default:

                          (i) If default shall be made in the payment of any installment of principal and interest due from the Obligors under the Note when and as the same shall become due and payable, whether at maturity or by acceleration or prepayment or otherwise, and such default shall continue for more than ten (10) days;

                          (ii) If there shall be default in the due observance or performance of any other provision of this Note and such default shall continue for more than thirty (30) days after written notice thereof shall have been given by the Payee to the Company and Hillsdale, as the case may be;

                          (iii) If an event of default shall occur and continue with respect to any borrowing in excess of $5,000,000 by the Company or Hillsdale, exclusive of any alleged event of default that is being contested in good faith by the Company or Hillsdale;

                          (iv) If at any time prior to payment in full of the Note there are unsatisfied judgments against the Company and Hillsdale which aggregate in excess of $5,000,000, exclusive of judgments as to which the Company or Hillsdale has filed or is preparing to file and is actively prosecuting timely appeals;

                          (v) If any representation or warranty of the Company or Hillsdale made in this Note or in any writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made;

                          (vi) If either the Company or Hillsdale shall make an assignment for the benefit of its creditors or file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Bankruptcy Code or under any similar present or future federal or state law or shall be adjudicated a bankrupt;

                          (vii) If a petition or answer shall be filed proposing the adjudication of the Company or Hillsdale as a bankrupt or the reorganization or arrangement of either of them or any composition, readjustment, liquidation, dissolution or similar relief with respect to either of them pursuant to the Bankruptcy Code or any similar present or future federal or state law, and the Company or Hillsdale, as the case may be, shall consent to the filing thereof, or such petition or answer shall not be discharged or denied within sixty
         (60) days after the filing thereof; or

                          (viii) If a receiver, trustee or liquidator (or other similar official) of the Company or Hillsdale or of all or substantially all of the assets of the Company or Hillsdale or any portion thereof shall be appointed and shall not be discharged within sixty (60) days thereafter, or if the Company or Hillsdale, as the case may be, shall consent to or acquiesce in such appointment.

                 (b) Upon the occurrence and during the continuance of any Event of Default described in Section 10(a) hereof other than in clause (vi),
(vii) or (viii) thereof, the holders of a majority of the outstanding principal amount of the Notes may, by written notice to the Obligors, declare all or any portion of the unpaid principal amount of the Notes and all interest accrued thereon to be immediately due and payable. Upon the occurrence and during the continuance of any Event of Default described in clauses (vi), (vii) or (viii) of Section 10(a) hereof, the unpaid principal amount of the Notes and all interest accrued thereon shall automatically become due and payable, without any action or notice by the Payee. Demand, presentment, protest and notice of non-payment are hereby waived by the Obligors. All payments made following an Event of Default shall be applied first to payment of all accrued and unpaid interest and then to principal.

                 (c) In addition, upon the occurrence and during the continuance of an Event of Default described in Section 10(a), the Payee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the Uniform Commercial Code (the "Code") and other applicable laws and agreements and also may (i) require the Obligors to, and the Obligors hereby agree that they will at their expense and upon request of the Payee forthwith, assemble the Collateral as directed by the Payee and make it available to the Payee at a place or places to be designated by the Payee, which is or are reasonably convenient to the Payee and the Obligors and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Payee's offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Payee may deem commercially reasonable. The Obligors agree that, to the extent notice of sale shall be required by law, at least five days' notice to the Obligors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Payee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Payee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 All cash proceeds received by the Payee in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Payee, be held by the Payee (without interest) as collateral for and/or then or at any time thereafter applied in whole or in part by the Payee against payment of the Note. Any surplus of such cash or cash proceeds held by the Payee and remaining after payment in full of the Note shall be paid over to the Obligors or to whosoever may be lawfully entitled to receive such surplus.

                 SECTION 11. Continuing Security Interest; etc. This Note shall create a continuing security interest in the Collateral. The execution and delivery of this Note shall in no manner impair or affect any other security (by endorsement or otherwise) for the payment or performance of the Note and no security taken hereafter as security for payment or performance of the Note shall impair in any manner or affect this Note or the security interest granted hereby, all such present and future additional security to be considered as one general, continuing security interest. Any of the Collateral may be released from this Note without altering, varying, or diminishing in any way this Note or the security interest granted hereby as to the Collateral not expressly released, and this Note and such security interest shall continue in full force and effect as to all of the Collateral not expressly released.

                 SECTION 12. Entire Agreement; No Oral Change. This Note embodies the entire agreement and understanding between the Payee and the Obligors relating to the subject matter hereof, and supersedes all prior agreements and understandings relating thereto. None of the provisions hereof may be waived, altered or amended, except by a written instrument signed by the holders of a majority of the outstanding principal amount of the Notes and by the Obligors. In the case of any waiver, the Obligors and the holders of a majority of the outstanding principal amount of the Notes shall be restored to their former respective positions and rights hereunder and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly provided in such waiver.

                 SECTION 13. Remedies Cumulative. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 SECTION 14. NOTICES. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return receipt requested, if to the Payee, at its address notified in writing by the Payee to the Obligors, and if to the Obligors, at the address of the Company, Attention: Treasurer, at P.O. Box 779, Cincinnati, Ohio 45201 (if by mail) or 580 Walnut Street, Suite 1300, Cincinnati, Ohio 45202 (if personally delivered), or any other address notified in writing by the Obligors to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

                 SECTION 15. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the law of the State of Indiana.

                 SECTION 16. Consent To Jurisdiction. The parties hereto irrevocably agree that any legal action or proceeding with respect to this Note shall be brought in the courts of the State of Indiana in the County of Steuben or in the courts of the United States of America sitting in Indiana. By the execution and delivery of this Note, the parties hereto irrevocably submit to the jurisdiction of such courts. The Obligors hereby waive to the fullest extent permitted by law any objection they may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right they may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise or to remove an action brought in a state court to a court of the United States of America. The Obligors hereby irrevocably agree that service of process in any such action or proceeding may be made either by mailing or delivering a copy of the summons and complaint in any such action or proceeding to the Obligors at the address provided herein by certified mail, return receipt requested. Service of process in any such action or proceeding, effected as aforesaid, shall be deemed personal service upon the Obligors and shall be legal and binding upon the Obligors for all purposes notwithstanding any failure on the part of the Obligors to receive copies of such process mailed directly to the Obligors in accordance with the provisions of this Section.

                 SECTION 17. INDEMNITY AND EXPENSES. (a) The Obligors agree to indemnify the Payee from and against any and all claims, losses, and liabilities growing out of or resulting from and after the date hereof from this Note (including, without limitation, enforcement of this Note), except claims, losses or liabilities resulting from the Payee's gross negligence or willful misconduct.

                 (b) The Obligors will upon demand pay to the Payee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Payee may incur from and after the date hereof in connection with (i) the administration of this Note, (ii) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Payee, or (iv) the failure by the Obligors to perform or observe any of the provisions hereof.

                 SECTION 18. Successors and Assigns; Transferability. This Note shall be binding upon and inure to the benefit of the Payee and the Obligors and their respective transferees, successors and assigns; PROVIDED, HOWEVER, that the Obligors may not transfer or assign any of their rights or obligations hereunder without the prior written consent of the Payee. Within five (5) Business Days after receipt of notice of any assignment by the Payee to any person or entity (an "Assignee") of all or any part of this Note, the Obligors shall execute and deliver to such Assignee, in exchange for the surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount of this Note assigned to it, and if the Payee has retained any amount owing to it hereunder, a new Note to the order of the Payee in an amount equal to the amount retained by it hereunder, which new Note shall be dated the same date as the surrendered Note and be in substantially the form of this Note, and such Assignee will be deemed the Payee under the Note issued to it. References herein to "Notes" shall include all outstanding Notes issued in substitution for or upon any assignment of this Note.

                 SECTION 19. No Set-Off. The obligations of the Obligors under this Note are absolute and not subject to any right of set-off, counterclaim, recoupment or defenses against the Payee of any kind whatsoever.

                 SECTION 20. Miscellaneous. The headings of the sections of this Note have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Note.

                 IN WITNESS WHEREOF,       the Obligors have duly executed this
Note this ____ day of __________________, 1996.


                                EAGLE-PICHER INDUSTRIES, INC.


                                By: ______________________________


                                HILLSDALE TOOL & MANUFACTURING CO.


                                By:  _____________________________

                                   SCHEDULE A

                          Installment Payment Schedule

                                   SCHEDULE B

                                   Collateral

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )   Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )   Chapter 11
INC., et al.,                       )
                                    )   JUDGE PERLMAN
           Debtors                  )
                                    )
_________________________________   )


                                    EXHIBIT 1.1.82

                               FORM OF INTER-MARKET NOTE

                       [INTER-MARKET NOTE SECURED CLAIM]

                      SECURED NOTE AND SECURITY AGREEMENT

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH
                 ACT AND THE RULES AND REGULATIONS THEREUNDER.

                          10% Secured Installment Note

     EAGLE-PICHER INDUSTRIES, INC., an Ohio corporation (the "Company"), for value received, hereby promises to pay to COMAC PARTNERS, L.P. AND COMAC INTERNATIONAL N.V. or registered assigns (collectively, the "Payee"), on or before June 1, 2001 (the "Maturity Date"), as hereinafter provided, the principal sum of [___________________________________ (_____________)] and to
pay interest on the unpaid principal amount thereof from the date hereof to maturity at the rate of 10% per annum computed as if each year consisted of 360 days and each month consisted of 30 days. Such principal and interest shall be payable without presentation of this Note, by bank wire transfer of Federal or other immediately available funds (identifying each payment as Eagle-Picher Industries, Inc. 10% Secured Installment Note due 2001, principal or interest) to the Payee pursuant to instructions provided by the Payee to the Company from time to time in _________ (__) consecutive payments of principal and interest, in the respective amounts of and payable on the dates indicated in the schedule annexed hereto as Schedule A (collectively, the "Installment Payments"). The first of the Installment Payments will be made on [the first Business Day of the second month following the date of the issuance of the Note]. Whenever any Installment Payment is not made when due and such default shall continue for more than ten (10) days, the Company shall pay interest on such amount at a rate equal to th e lesser of (a) 12% per annum or (b) the maximum rate allowed by law.

     Each Installment Payment, when paid, shall be applied first to the payment of all interest accrued and unpaid on this Note and then to payment on account of the principal hereof.

     SECTION 1. The following terms have the following meanings when used in this Note:

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required by law to close.

     "COLLATERAL" shall have the meaning set forth in Section 3 hereof.

     "Company" shall have the meaning set forth in the opening paragraph of this Note.

     "CONSOLIDATED NET WORTH" of any corporation shall mean, at any date, the sum of the capital stock (excluding treasury stock and capital stock subscribed and unissued) and surplus (including retained earnings, additional paid-in capital and the balance of the current profit and loss account not transferred to surplus) of such corporation and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     "MATURITY DATE" shall have the meaning set forth in the opening paragraph of this Note.

     "NOTES" shall have the meaning set forth in Section 12 hereof.

     "Officers' Certificate" shall mean a certificate signed on behalf of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

     "Payee" shall have the meaning set forth in the opening paragraph of this Note.

     "PERSON" shall mean an individual or corporation, a partnership or joint venture, a business, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "PREPAYMENT OFFER" shall have the meaning specified in Section 2.

     "Subsidiary" of any corporation shall mean any Person a majority (by number of votes) of the Voting Stock of which is owned by such corporation or by one or more Subsidiaries or by such corporation and one or more Subsidiaries.

     "Voting Stock", when used with reference to any corporation, shall mean shares (however designated) of such corporation having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation other than shares having such power only by reason of the happening of a contingency.

     SECTION 2. Principal Payments. (a) Scheduled Payment. On the Maturity Date, the Company shall pay to the Payee, in cash or other immediately available funds, the entire unpaid principal amount of this Note plus all accrued and unpaid interest thereon.

     (b) Mandatory Prepayment. In the event of condemnation or of destruction by fire or other casualty of substantially all of the Collateral, the Note shall be prepaid in full (but not in part) at a price equal to 100% of the then outstanding principal amount of the Note, together with all interest then accrued and unpaid thereon, but without any prepayment penalty or premium.

     (c) Optional Prepayment. The Company may, at any time and from time to time, without premium or penalty, prepay (in multiples of $1,000) all or a portion of the unpaid principal amount of this Note or all or a portion of accrued and unpaid interest, together with unpaid accrued interest on the amount so prepaid to the date chosen for prepayment, payable in cash or other immediately available funds. The Company shall give written notice of prepayment of this Note or any portion hereof not less than 10 but not more than 30 days prior to the date chosen for prepayment, which notice shall specify the amount thereof to be prepaid and the date fixed for prepayment.

     (d) OFFER TO PREPAY IN THE EVENT OF CERTAIN TRANSACTIONS. In the event that: (a) the Company shall take any action looking to any merger, consolidation or other reorganization of the Company or any sale of all or substantially all of its assets; or (b) any Person or any group of Persons acting together, other than the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust, shall acquire twenty percent or more of the outstanding Voting Stock of the Company; and the effect of such transaction described in the foregoing clause (a) or (b) either in and of itself or together with any other transactions effected in connection therewith or in response thereto, is or would be to reduce the Consolidated Net Worth of the Company to an amount which is less than 66 2/3% of the amount of the Consolidated Net Worth of the Company as of the end of the fiscal year of the Company next preceding such transaction, as shown on the financial statements for such fiscal year, the Company shall offer to prepay the Note without premium (any such offer being hereinafter referred to as a "Prepayment Offer"). Such Prepayment Offer shall be made in writing to the holder of the Note not less than 30 nor more than 60 days prior to the date of such proposed transaction. In the event that the holder of the Note has not accepted such Prepayment Offer in writing within 20 days after such Prepayment Offer is made, the holder of the Note shall be deemed to have declined such Prepayment Offer. Each prepayment under this section shall be made concurrently with the consummation of such proposed transaction.

     SECTION 3. Security. This Note is secured by the following property (collectively, the "Collateral"):

     (a) The equipment described in Schedule B hereto (whether or not constituting fixtures) and all additions and accessions thereto and substitutions therefor;

     (b) All books and records of the Company relating to any of the foregoing; and

     (c) All proceeds and products of any of the foregoing, including insurance payable by reason of loss or damage.

     The Company herewith confirms the grant of a security interest in the Collateral to the Payee.

     SECTION 4. Affirmative Covenants. For as long as any principal or interest remains unpaid under this Note:

     (a) FINANCIAL STATEMENTS. The Company shall deliver to the Payee promptly after the same are available, copies of (i) all such notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company may furnish to or file with the Securities and Exchange Commission (or any governmental authority succeeding to any or all of its functions) or any securities exchange;

     (b) REPORTING REQUIREMENTS. The Company shall deliver to the Payee as promptly as practicable (but in any event not later than 5 days) after any officer of the Company obtains knowledge of the occurrence of any condition or event which (i) in the operation or management of the Company would have a material adverse effect on the business, condition (financial or otherwise), operations, management or prospects of the Company and its Subsidiaries taken as a whole (other than any condition or event described in this paragraph, disclosure regarding which has been made in information previously provided to the Payee pursuant to paragraph (a) above) or (ii) constitutes or, after notice or lapse of time or both, would constitute an Event of Default, an Officers' Certificate specifying the nature of such condition or event, the period of existence thereof, what action the Company has taken and is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied; and (c) such other information relating to the Company and its Subsidiaries as shall be furnished to any other institutional lender or as from time to time may reasonably be requested.

     (c) Special Covenants of Company. The Company hereby covenants to the Payee that:

                          (i) The Company will not change its principal place of business or the location of the Collateral. The Company will not change its principal place of business or the location of the Collateral from those shown on Schedule B hereto, without at least thirty (30) days' prior written notice to the Payee.

                          (ii) The Company will defend its ownership of the Collateral free from any lien, security interest or encumbrance except for the security interest hereunder against all claims and demands of all persons at any time claiming the same or any interest therein.

                          (iii) The Company will not sell or otherwise dispose of the Collateral or any interest therein nor will the Company create, incur or permit to exist any mortgage, lien, charge, encumbrance or security interest whatsoever with respect to the Collateral.

                          (iv) The Company will keep the Collateral in good order and repair and adequately insured at all times against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated. Each insurance policy pertaining to any of the Collateral shall: (a) name the Payee as insured pursuant to a so-called "standard mortgagee clause"; (b) provide that no action of the Company or any tenant or sub-tenant shall void such policy as to the Payee; and (c) provide that the Payee shall be notified of any proposed cancellation of such policy at least 30 days in advance of such proposed cancellation and will have sufficient time to correct any deficiencies justifying such proposed cancellation. All such policies shall be delivered to the Payee upon request. The Company will pay promptly when due all taxes and assessments on the Collateral or for its use or operation. The Payee may at its option discharge any taxes, liens, security interests or other encumbrances to which any Collateral is at any time subject, and may, upon the failure of the Company so to do, purchase insurance on any Collateral and pay for the repair, maintenance or preservation thereof, and the Company agrees to reimburse the Payee on demand for any payments or expenses incurred by the Payee pursuant to the foregoing authorization, and any unreimbursed amounts shall constitute secured obligations for all purposes hereof.

     (d) Further Assurances.

                          (i) The Company will promptly execute and deliver to the Payee such financing statements, certificates and other documents or instruments as may be necessary to enable the Payee to perfect or from time to time renew the security interest granted hereby, including, without limitation, such financing statements, certificates and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by the Company or in any replacements or proceeds thereof. The Company authorizes and appoints the Payee, in case of need, to execute such financing statements, certificates and other documents in its stead, with full power or substitution, as the Company's attorney in fact. The Company further agrees that a carbon, photographic or other reproduction of a security agreement or financing statement is sufficient as a financing statement under this Agreement.

                          (ii) The Company will take all such reasonable action or actions as may be necessary to prevent any of the Collateral from becoming fixtures. Without limiting the generality of the foregoing, the Company will use its best efforts to obtain waivers of lien, in form satisfactory to the Payee, from each lessor of real property on which any of the Collateral is to be located.

     SECTION 5. EVENTS OF DEFAULT. (a) Each of the following shall be an Event of Default:

                          (i) If default shall be made in the payment of any installment of principal and interest due from the Company under the Note when and as the same shall become due and payable, whether at maturity or by acceleration or prepayment or otherwise, and such default shall continue for more than five (5) days;

                          (ii) If there shall be default in the due observance or performance of any other provision of this Note and such default shall continue for more than thirty (30) days after the earlier to occur of (i) the Company's obtaining actual knowledge of such default or (ii) the Company's receipt of written notice of such default;

                          (iii) If the Company attempts to remove, sell, transfer, encumber, sublet or part with possession of the Collateral or any part thereof, or permits any other Person to take any such action, except as expressly permitted herein;

                          (iv) If, unless specifically permitted by the terms hereof, the Company ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to, or acquiesces in the appointment of, a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation; or

                          (v) If within sixty (60) days after the commencement of any proceedings against the Company seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of either of them or of all or any substantial part of their respective assets and properties, such appointment shall not be vacated.

     (b) Upon the occurrence and during the continuance of any Event of Default described in Section 5(a) hereof other than in clause (iv) or (v) thereof, the holders of a majority of the outstanding principal amount of the Notes may, by written notice to the Company, declare all or any portion of the unpaid principal amount of the Notes and all interest accrued thereon to be immediately due and payable. Upon the occurrence and during the continuance of any Event of Default described in clauses (iv) or (v) of Section 5(a) hereof, the unpaid principal amount of the Notes and all interest accrued thereon, shall automatically become due and payable, without any action or notice by the Payee. Demand, presentment, protest and notice of non-payment are hereby waived by the Company. All payments made following an Event of Default shall be applied first to payment of all accrued and unpaid interest and then to principal.

     (c) In addition, upon the occurrence and during the continuance of an Event of Default described in Section 5(a), the Payee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the Uniform Commercial Code (the "Code") and other applicable laws and agreements and also shall have the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Payee may require the Company to make the Collateral (to the extent the same is moveable) available to the Payee at a place to be designated by the Payee which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Payee will give the Company at least ten (10) days' prior written notice at the address of the Company set forth below (or at such other address or addresses as the Company shall specify in writing to the Payee) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and attorneys' fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Note and, unless otherwise provided by law or by a court of competent jurisdiction, any surplus shall be returned to the Company or to any person or party lawfully entitled thereto (including, if applicable, any subordinated creditors of the

Company). In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay the Note in full, the Company will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Note, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements. The Payee, may, at its option, take control of any and all proceeds to which it is entitled under
Section 9-306 of the Uniform Commercial Code, and the Company agrees to cooperate fully in executing any commercially reasonable direction made in the exercise of this right.

     SECTION 6. ENTIRE AGREEMENT; NO ORAL CHANGE. This Note embodies the entire agreement and understanding between the Payee and the Company relating to the subject matter hereof, and supersedes all prior agreements and understandings relating thereto. None of the provisions hereof may be waived, altered or amended, except by a written instrument signed by the holders of a majority of the outstanding principal amount of the Notes and by the Company. In the case of any waiver, the Company and the holders of a majority of the outstanding principal amount of the Notes shall be restored to their former respective positions and rights hereunder and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly provided in such waiver.

     SECTION 7. REMEDIES CUMULATIVE. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 8. Notices. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return receipt requested, if to the Payee, at its address notified in writing by the Payee to the Company, and if to the Company, addressed to the Treasurer of the Company at the Company's address at P.O. Box 779, Cincinnati, Ohio 45201 (if by mail) or 580 Walnut Street, Suite 1300, Cincinnati, Ohio 45202 (if personally delivered), or any other address notified in writing by the Company to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

     SECTION 9. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the law of the State of Connecticut.

     SECTION 10. CONSENT TO JURISDICTION. Any legal action or proceeding with respect to this Note shall be brought in the courts of the State of Connecticut or in the courts of the United States of America sitting in the State of Connecticut. The Company hereby waives to the fullest extent permitted by law any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise or to remove an action brought in a state court to a court of the United States of America. The Company hereby irrevocably agrees that service of process in any such action or proceeding may be made either by mailing or delivering a copy of the summons and complaint in any such action or proceeding to the Company at the address provided herein by certified mail, return receipt requested. Service of process in any such action or proceeding, effected as aforesaid, shall be deemed personal service upon the Company and shall be legal and binding upon the Company for all purposes notwithstanding any failure on the part of the Company to receive copies of such process mailed directly to the Company in accordance with the provisions of this Section.

     SECTION 11. COSTS OF COLLECTION. If the Payee is required to commence suit to recover any amount due under this Note following an Event of Default, the Payee shall be entitled to collect from the Company reimbursement of such reasonable attorneys' fees and expenses of counsel selected by the Payee.

     SECTION 12. SUCCESSORS AND ASSIGNS; TRANSFERABILITY. This Note shall be binding upon and inure to the benefit of the Payee and the Company and their respective transferees, successors and assigns; provided, however, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the Payee. Within five (5) Business Days after receipt of notice of any assignment by the Payee to any person or entity (an "Assignee") of all or any part of this Note, the Company shall execute and deliver to such Assignee, in exchange for the surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount of this Note assigned to it, and if the Payee has retained any amount owing to it hereunder, a new Note to the order of the Payee in an amount equal to the amount retained by it hereunder, which new Note shall be dated the same date as the surrendered Note and be in substantially the form of this Note, and such Assignee will be deemed the Payee under the Note issued to it. References herein to "Notes" shall include all outstanding Notes issued in substitution for or upon any assignment of this Note.

     SECTION 13. No Set-Off. The obligations of the Company under this Note are absolute and not subject to any right of set-off, counterclaim, recoupment or defenses against the Payee of any kind whatsoever.

     SECTION 14. MISCELLANEOUS. The headings of the sections of this Note have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Note.

     IN WITNESS WHEREOF, the Company has duly executed this Note this ____ day of __________________, 1996.


                                              EAGLE-PICHER INDUSTRIES, INC.


                                              By: ______________________________

                                   SCHEDULE A

                          Installment Payment Schedule

                                   SCHEDULE B

                                   Collateral

                        UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF OHIO
                               WESTERN DIVISION

In re                               )   Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )   Chapter 11
INC., et al.,                       )
                                    )   JUDGE PERLMAN
           Debtors                  )
                                    )
_________________________________   )


                                EXHIBIT 1.1.94

                       FORM OF NORTHWESTERN GROUP NOTE

                       [NORTHWESTERN GROUP SECURED CLAIMS]

                       SECURED NOTE AND SECURITY AGREEMENT

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH
                  ACT AND THE RULES AND REGULATIONS THEREUNDER.

                          10% Secured Installment Note

     EAGLE-PICHER INDUSTRIES, INC., an Ohio corporation (the "Company"), for value received, hereby promises to pay to COMAC PARTNERS L.P. and COMAC INTERNATIONAL N.V., or registered assigns (collectively, the "Payee"), on or before May 1, 2001 (the "Maturity Date"), as hereinafter provided, the principal sum of [__________________________________ (_____________)] and to pay interest on the unpaid principal amount thereof from the date hereof to maturity at the rate of 10% per annum computed as if each year consisted of 360 days and each month consisted of 30 days. Such principal and interest shall be payable without presentation of this Note, by bank wire transfer of Federal or other immediately available funds (identifying each payment as Eagle-Picher Industries, Inc. 10% Secured Installment Note due 2001, principal or interest) to the Payee pursuant to instructions provided by the Payee to the Company from time to time, in ___________________ (___) consecutive payments of principal and interest, in the respective amounts of and payable on the dates indicated in the schedule annexed hereto as Schedule A (collectively, the "Installment Payments"). The first of the Installment Payments will be made on [the first Business Day of the second month following issuance of the Note]. Whenever any Installment Payment is not made when due and such default shall continue for more than ten (10) days, the Company shall pay interest on such amount at a rate equal to the lesser of (a) 12% per annum or (b) the maximum rate allowed by law.

     Each Installment Payment, when paid, shall be applied first to the payment of all interest accrued and unpaid on this Note and then to payment on account of the principal hereof.

     SECTION 1. The following terms have the following meanings when used in this Note:

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required by law to close.

     "COLLATERAL" shall have the meaning set forth in Section 3 hereof.

     "Company" shall have the meaning set forth in the opening paragraph of this Note.

     "MATURITY DATE" shall have the meaning set forth in the opening paragraph of this Note.

     "Payee" shall have the meaning set forth in the opening paragraph of this Note.

     SECTION 2 PRINCIPAL PAYMENTS. (a) SCHEDULED PAYMENT. On the Maturity
Date, the Company shall pay to the Payee, in cash or other immediately available funds, the entire unpaid principal amount of this Note plus all accrued and unpaid interest thereon.

     (b) PREPAYMENT UPON CONDEMNATION OR DESTRUCTION. In the event of condemnation or of destruction by fire or other casualty of the Collateral, the Note may be prepaid in an amount equal to the value of the Collateral so condemned or destroyed, together with all interest then accrued and unpaid thereon, but without any prepayment penalty or premium.

     (c) Optional Prepayment. This Note may be prepaid at any time in full (but not in part) at a price equal to 100% of the then outstanding principal amount of this Note, together with all interest then accrued and unpaid thereon, but without any prepayment penalty or premium.

     SECTION 3. SECURITY. This Note is secured by the following property (collectively, the "Collateral"):

     (a) The equipment described in Schedule B hereto (whether or not constituting fixtures) and all additions and accessions thereto and substitutions therefor;

     (b) All books and records of the Company relating to any of the foregoing; and

     (c) All proceeds and products of any of the foregoing, including insurance payable by reason of loss or damage.

The Company herewith confirms the grant of a security interest in the Collateral to the Payee. As security for this Note, the Company will maintain an existing first lien in favor of the Payee on the Collateral.

     SECTION 4. Affirmative Covenants. For as long as any principal or interest remains unpaid under this Note, the Company hereby covenants that, unless the Payee shall otherwise consent in writing:

     (a) The Company shall deliver to the Payee (i) a consolidated balance sheet, income statement, and cash flow statement of the Company within 60 days after the close of each fiscal quarter other than the last fiscal quarter of the fiscal year and (ii) an audited consolidated balance sheet, income statement, and cash flow statement of the Company certified by an independent certified public accountant of recognized standing and suitable to the Payee within 90 days after the close of each fiscal year. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied. All statements will be in the same form as those provided to creditors and shareholders of the Company generally. The Company will also furnish to the Payee promptly copies of any Forms 10-Q, 10-K and 8-K that are filed with the Securities and Exchange Commission as well as copies of any other special mailings to shareholders.

     (b) The Company will not dispose of all or substantially all of its assets or such other portion of its assets as to materially adversely affect the Company's ability to conduct its business as presently conducted.

     (c) The Company shall not enter into any merger or consolidation with any other entity nor may any subsidiary of the Company enter into any merger or consolidation with the Company unless (i) the Company is the survivor and (ii) there exists no event which with or without the passing of time or giving of notice, or both, would constitute an event of default hereunder.

     (d) The Company shall furnish to the Payee:

                           (i) as soon as possible and in any event within 10 days after becoming aware of the occurrence of any event of default as defined in Section 13 hereof, or any event that with notice or passage of time or both would, if unremedied, constitute an event of default, a written statement of the chief executive officer, chief financial officer, or treasurer of the Company, setting forth details of such event of default or event, stating whether or not the same is continuing and, if so, the action that the Company proposes to take with respect thereto;

                           (ii) immediately after receiving knowledge thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that directly affect or affects the Company based on financial exposure to the Company of $25 million, or that directly affect or affects the Collateral or that seek or seeks injunctive relief that will materially adversely affect the operations of the Company or the Collateral;

                           (iii) as soon as possible and in any event within 30 days after the Company knows or has reason to know that any Reportable Event has occurred with respect to any Plan (as such terms are used in the Employee Retirement Income Security Act of 1974), a written statement by the chief executive officer, chief financial officer, or treasurer of the Company setting forth details of the Reportable Event and indicating what action, if any, the Company proposes to take with respect thereto, together with a copy of any required notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                           (iv) as soon as possible and in any event within 5 days after the Company becomes aware of the occurrence of a material adverse change in the business, properties or the operations and condition (financial or otherwise) of the Company, a statement by the chief executive officer, chief financial officer, or treasurer of the Company, setting forth details of such material adverse change and the action that the Company proposes to take with respect thereto, except as otherwise disclosed in public announcements of the Company issued in the ordinary course of business; and

                           (v) such other information respecting the business, properties, condition and operations (financial or otherwise) of the Company as the Payee may from time to time reasonably request be furnished to the Payee.

     (e) The Company shall not enter into, or permit any subsidiary to enter into, any agreement containing any provision that would be violated or breached by this Note or by the performance by the Company of its obligations in connection herewith.

     SECTION 5. FURTHER ASSURANCES. (a) The Company agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Payee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby and the priority thereof or to enable the Payee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Company will execute and file such financing or continuation statements or amendments thereto and such other instruments or notices as may be necessary or desirable or as the Payee may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

     (b) The Company hereby authorizes the Payee to file one or more financing or continuation statements and amendments thereto relative to all or any part of the Collateral without the signature of the Company where permitted by law. A carbon, photographic or other reproduction of this Note or any part thereof shall be sufficient as a financing statement where permitted by law.

     (c) The Company will furnish to the Payee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Payee may reasonably request, all in reasonable detail.

     SECTION 6. Insurance. The Company shall, at its own expense, maintain liability and property insurance with respect to its business and property, including the Collateral, with responsible and reputable insurance companies or associations satisfactory to the Payee in such amounts and covering such risks as are acceptable to or specified by the Payee, taking into account, among other factors, such amounts and risks as are usually carried by persons engaged in similar businesses and owning similar properties in the same general areas in which the Company operates. Each policy for liability insurance and property damage insurance shall provide for payment to or on behalf of the Company and the payee as their interests may appear. Each policy of property damage insurance shall in addition (ii) name the Payee as an insured party thereunder (without any representation or warranty by or obligation upon the Payee), (iii) contain an agreement by the insurer that any loss thereunder shall be payable to or on behalf of the Company or the Payee as their interests may appear, (iv) provide that there shall be no recourse against the Payee for payment of premiums or other amounts with respect thereto, and (v) provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Payee by the insurer. The Company shall deliver to the Payee certificates evidencing the insurance maintained pursuant hereto.

     SECTION 7. CERTAIN COVENANTS AS TO THE COLLATERAL. The Company shall:

     (a) Keep the Collateral at the places identified therefor on Schedule B hereto or, upon 15 days' prior written notice to the Payee, at such other places as shall be identified in such notice (such notice to identify the record owner of the new location) and which are in jurisdictions where all actions required by Section hereof shall have been taken with respect to such Collateral.

     (b) Cause the Collateral to be maintained and preserved in the same condition, repair, and working order as when new, ordinary wear and tear excepted, and, in the case of any loss or damage to the Collateral, as quickly as practicable after the occurrence thereof make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end, provided, however, that in the event of condemnation or of the destruction by fire or other casualty of the Collateral, the Company shall have the option to prepay the Note to the extent of the value of the Collateral so condemned or destroyed as provided in Section 2(b) hereof.

     (c) Pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon it, and all claims (including claims for labor, materials and supplies) against the Collateral.

     (d) After the occurrence and during the continuance of an Event of Default (as hereinafter defined), receive in trust for the benefit of the Payee all amounts and proceeds received or collected by the Company in respect of the Collateral, segregate such amounts and proceeds from other funds of the Company, and forthwith pay such amounts and proceeds over to the Payee in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in Section 13(b)(iii) hereof.

     SECTION 8. Substitution of Collateral; Liens. During the term of this Note:

     (a) The Company may substitute other equipment for the Collateral identified in Schedule B hereto provided, however, that the aggregate value of the Collateral remaining subject to the lien hereunder shall at all times be equal to or greater than the value of the Collateral identified in Schedule B as of the date of such substitution, such value to be determined by an independent appraisal provided at the Company's expense and satisfactory to the Payee.

     (b) The Company shall not create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral.

     SECTION 9. PAYEE APPOINTED ATTORNEY-IN-FACT. The Company hereby irrevocably appoints the Payee as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, the Payee, or otherwise, from time to time to take any action which may be reasonably necessary to protect the Payee's interest under this Note, including, without limitation:

     (a) to sign in the name and on behalf of the Company any financing statements or other papers required under Section hereof;

     (b) to obtain and adjust insurance required to be paid to the Payee pursuant to Section hereof;

     (c) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due in respect of any of the Collateral;

     (d) to receive, endorse, and collect any drafts or other instruments in connection with subsection (b) or (c) above; and

     (e) to file any claims or take any action or institute any proceedings that the Payee may deem necessary or desirable to enforce the respective rights of the Payee with respect to any of the Collateral.

The Company hereby ratifies and approves all acts of the Payee as such attorney-in-fact. The Payee shall not, in its capacity as such attorney-in-fact, be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, but only for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Note shall have been fully satisfied. Any amounts received or collected by the Payee in its capacity as such attorney-in-fact shall be held as cash collateral and applied as provided in Section 13(b)(iii).

     SECTION 10. Payee May Perform. If the Company fails to perform any agreement contained herein, the Payee may itself perform, or cause performance of, such agreement, and the expenses of the Payee incurred in connection therewith shall be payable by the Company under Section hereof.

     SECTION 11. Payee's Duties. The powers conferred on the Payee hereunder are solely to protect its interests in the Collateral and shall not impose any duty to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by the Payee hereunder, the Payee shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

     SECTION 12. Inspection Rights. The Payee, upon 24 hours' notice and during normal business hours, shall have access to inspect, audit, and make extracts from all of the Company's records, files, and books of account relating to the Collateral, and the Company shall deliver any document or instrument necessary for the Payee to obtain records from any service bureau maintaining records for the Company. The Payee may also, at all reasonable times, examine and inspect the Collateral. The Company shall, at the Payee's request, take all steps necessary to facilitate such inspection.

     SECTION 13 Events of Default. (a) Any of the following occurrences or acts shall constitute an Event of Default hereunder:

          (i) If default shall be made in the payment of any installment of principal and interest due from the Company under the Note when and as the same shall become due and payable, whether at maturity or by acceleration or prepayment or otherwise, and such default shall continue for more than ten
     (10) days;

          (ii) If there shall be default in the due observance or performance of any other provision of this Note and such default shall continue for more than thirty (30) days after written notice thereof shall have been given by the Payee to the Company;

          (iii) If an event of default shall occur and continue with respect to any borrowing in excess of $5,000,000 by the Company, exclusive of any alleged event of default that is being contested in good faith by the Company;

          (iv) If the Company shall make an assignment for the benefit of its creditors or file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Bankruptcy Code or under any similar present or future federal or state law, or shall be adjudicated a bankrupt;

          (v) If a petition or answer shall be filed proposing the adjudication of the Company as a bankrupt or the reorganization or arrangement of it, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Bankruptcy Code or any similar present or future federal or state law, and the Company shall consent to the filing thereof, or such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or

          (vi) If a receiver, trustee or liquidator (or other similar official) of the Company, or of all or substantially all of the assets of the Company or any portion thereof shall be appointed and shall not be discharged within sixty (60) days thereafter, or if the Company shall consent to or acquiesce in such appointment.

     (b) If an Event of Default shall have occurred and be continuing:

          (i) The Payee may give notice to the Company declaring the entire unpaid principal amount of the Notes, together with all accrued interest accrued and other sums then owing under this Note, to be forthwith payable, and demanding that the same be paid, and thereupon all such amounts shall be forthwith payable, together with all costs and expenses of collection, notwithstanding any contrary provision contained in this Note, and institute proceedings for the collection of all amounts then payable on this Note, whether by declaration or otherwise, enforce any judgment obtained, and exercise such lawful remedies as may be necessary or desirable for the enforcement of each of the Payee's rights hereunder.

          (ii) The Payee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the Uniform Commercial Code (the "Code") and other applicable laws and agreements and also may (i) require the Company to, and the Company hereby agrees that it will at its expense and upon request of the Payee forthwith, assemble the Collateral as directed by the Payee and make it available to the Payee at a place or places to be designated by the Payee, which is or are reasonably convenient to the Payee and the Company and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Payee's offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Payee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Payee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Payee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (iii) All cash proceeds received by the Payee in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Payee, be held by the Payee (without interest) as collateral for and/or then or at any time thereafter applied in whole or in part by the Payee against payment of this Note. Any surplus of such cash or cash proceeds held by the Payee and remaining after payment in full of this Note shall be paid over to the Company or to whosoever may be lawfully entitled to receive such surplus.

     SECTION 14. Entire Agreement; No Oral Change. This Note embodies the entire agreement and understanding between the Payee and the Company relating to the subject matter hereof, and supersedes all prior agreements and understandings relating thereto. This Note may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     SECTION 15. NOTICES. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return receipt requested, if to the Payee, at its address notified in writing by the Payee to the Company, and if to the Company,
Attention: Treasurer, at the Company's address at P.O. Box 779, Cincinnati, Ohio 45201 (if by mail) or 580 Walnut Street, Suite 1300, Cincinnati, Ohio 45202 (if personally delivered), or any other address notified in writing by the Company to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

     SECTION 16. Continuing Security Interest; Etc. This Note confirms the grant of a continuing security interest in the Collateral and shall (a) be binding upon the Company, its heirs, administrators, successors, and assigns and (b) inure to the benefit of the Payee and its respective successors, transferees, and assigns. No security taken hereafter as security for the payment or performance of this Note shall impair in any manner or affect this Note or the security interest confirmed hereby, all present and future additional security to be considered as one general, continuing security interest. Any of the Collateral may be released from this Note without altering, varying, or diminishing in any way this Note or the security interest confirmed hereby as to the Collateral not expressly released, and this Note and such security interest shall continue in full force and effect as to all of the Collateral not expressly released.

     SECTION 17. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the law of the State of Connecticut applicable to contracts made and wholly performed in that state (without giving effect to principles relating to conflict of laws).

     SECTION 18. Consent To Jurisdiction. The parties hereto irrevocably agree that any legal action or proceeding with respect to this Note shall be brought in the courts of the State of Connecticut or in the courts of the United States of America sitting in Connecticut. The Company hereby waives to the fullest extent permitted by law any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise or to remove an action brought in a state court to a court of the United States of America. The Company hereby irrevocably agrees that service of process in any such action or proceeding may be made either by mailing or delivering a copy of the summons and complaint in any such action or proceeding to the Company at the address provided herein by certified mail, return receipt requested. Service of process in any such action or proceeding, effected as aforesaid, shall be deemed personal service upon the Company and shall be legal and binding upon the Company for all purposes notwithstanding any failure on the part of the Company to receive copies of such process mailed directly to the Company in accordance with the provisions of this Section.

     SECTION 19 Indemnity and Expenses. (a) The Company agrees to indemnify the Payee from and against any and all claims, losses, and liabilities growing out of or resulting from this Note (including, without limitation, enforcement of this Note), except claims, losses, or liabilities resulting from the Payee's gross negligence or willful misconduct.

     (b) The Company will upon demand pay to the Payee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that the Payee may after the date hereof incur in connection with (i) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(ii) the exercise or enforcement of any of the rights of the Payee, or (iii) the failure by the Company to perform or observe any of the provisions hereof.

     SECTION 20. SEVERABILITY. The provisions of this Note are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part.

     SECTION 21. MISCELLANEOUS. The headings of the sections of this Note have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Note.

     IN WITNESS WHEREOF, the Company has duly executed this Note this ____ day of __________________, 1996.


                                    EAGLE-PICHER INDUSTRIES, INC.


                                    By: ______________________________

                                   SCHEDULE A

                          Installment Payment Schedule

                                   SCHEDULE B

                                   Collateral

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )   Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )   Chapter 11
INC., et al.,                       )
                                    )   JUDGE PERLMAN
           Debtors                  )
                                    )
_________________________________   )


                                    EXHIBIT 1.1.114

                   SENIOR UNSECURED SINKING FUND DEBENTURES

               THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE
              NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
              AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE
               OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED
              FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED
                OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE
                SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT
            THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

           [____]% SENIOR UNSECURED SINKING FUND DEBENTURES DUE _____

U.S. $250,000,000                                             Cincinnati, Ohio

                                                              [Effective Date]

                  FOR VALUE RECEIVED, the undersigned, EAGLE-PICHER INDUSTRIES, INC., an Ohio corporation (the "Company"), hereby promises to pay to the order of [ ] or to any other holder of this Debenture (such holder being the "Payee") the principal amount of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) on [date that is 10 years from the Effective Date] (the "Maturity Date") and interest thereon as hereinafter provided. Both principal and interest hereunder are payable in lawful money of the United States of America to the Payee at such place as the Payee may designate from time to time in writing in cash or other immediately available funds.

                  This Debenture is one of an issue of [____]% Senior Unsecured Sinking Fund Debentures Due [ten years from the Effective Date] of the Company issued in an aggregate principal amount limited to $250,000,000 (the "Debentures") and the holder hereof is entitled equally and ratably with the holders of all other Debentures outstanding to the benefits provided for hereby.

                   SECTION 1. (a) The following terms have the following meanings when used in this Debenture:

                   "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required by law to close.

                   "COMPANY" shall have the meaning set forth in the opening paragraph of this Debenture.

                   "EVENT OF DEFAULT" shall mean any of the events set forth in
Section 4(a).

                   "MATURITY DATE" shall have the meaning set forth in the opening paragraph of this Debenture.

                   "PAYEE" shall have the meaning set forth in the opening paragraph of this Debenture.

                   (b) Unless otherwise provided herein, (i) the word "from" shall mean from and including, and (ii) the words "to" or "until" shall mean to and until but excluding.

                   SECTION 2. INTEREST. The Company will pay interest at a rate of [____]% per annum semiannually on ___________ and _____________ of each year, commencing six months after ___________ (the "Effective Date") or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _____________. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                   SECTION 3. PAYMENTS. (a) SCHEDULED PAYMENTS. On the Maturity Date, the Company shall pay to the Payee, in cash or other immediately available funds, the entire unpaid principal amount of this Debenture plus all accrued and unpaid interest thereon. Holders must surrender Debentures to the Company to collect principal payments.

                   (b) SINKING FUND. The Company will redeem $20,000,000 of the aggregate principal amount of the original issuance of the Debentures on each of the third through ninth anniversaries of the Effective Date, in each case at 100% of the principal amount to be redeemed plus accrued interest to the redemption date, by paying such amounts as a sinking fund payment, before each such anniversary of the Effective Date. The Company may reduce the principal amount of Debentures to be redeemed by subtracting 100% of the principal amount of any Debenture that the Company redeemed or repurchased otherwise than pursuant to this Section. The Company may so subtract the same Debenture only once.

                   (c) OPTIONAL REDEMPTION. The Company at its option may on each date it is required to redeem Debentures pursuant to paragraph (b) above redeem up to an additional $20,000,000 of the outstanding aggregate principal amount of the Debentures by paying the principal amount to be redeemed plus accrued and unpaid interest thereon to the applicable redemption date. In addition, the Company at its option may redeem after [date that is three years from the Effective Date] all or, from time to time, part of the Debentures at the following redemption prices (expressed as a percentage of the principal amount thereof) plus accrued interest to the redemption date (the "Redemption Price"):

If redeemed during the                   If redeemed during the
twelve month period                      twelve month period
beginning [Month and date   Redemption   beginning [Month and date   Redemption
of Effective Date],         Price        of Effective Date],         Price
-------------------------------------------------------------------------------

[3 years from               105.25%      [7 years from              101.25%
Effective Date]                          Effective Date]

[4 years from               104.25%      [8 years from              100.25%
Effective Date]                          Effective Date]

[5 years from               103.25%      [9 years from
Effective Date]                          Effective Date] and

[6 years from               102.25%      thereafter                 100%
Effective Date]

                   (d) NOTICE OF REDEMPTION. A notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. If any Debenture is to be redeemed in part only, a new Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Debenture. If less than all of the Debentures outstanding are to be redeemed, the Debentures to be redeemed will be selected on a pro rata basis (with such adjustments as may be deemed appropriate so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be redeemed). Once notice of redemption is given, Debentures called for redemption become due and payable on the redemption date at the redemption price.

                  SECTION 4. EVENTS OF DEFAULT. (a) Each of the following shall be an Event of Default:

                  (i) any failure by the Company for ninety days to pay all or any portion of principal under the Debentures when the same shall be due and payable in accordance with the terms hereof, whether on the Maturity Date, by acceleration or otherwise;

                  (ii) any failure by the Company for ninety days to pay (by delivery of cash or other immediately available funds) all or any portion of any interest under the Debentures when the same shall be due and payable.

                  (ii) any default by the Company for ninety days after notice to it in the due and punctual performance or observance of any of the agreements of the Company contained in the Debentures;

                  (iii) (A) the filing by the Company of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under title 11 of the United States Code (or corresponding provisions of future laws) or any other applicable bankruptcy, insolvency or similar law, (B) the making by the Company of any assignment for the benefit of its creditors, or the admission by the Company in writing of its inability to pay its debts as they become due, (C) the filing of (x) an involuntary petition against the Company under title 11 of the United States Code, or any other applicable bankruptcy, insolvency or similar law (or corresponding provisions of future laws), (y) an application for the appointment of a custodian, receiver, trustee or other similar official for the Company for all or a substantial part of the assets of the Company or (z) an involuntary petition against the Company seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Company or any of the Company's debts under any other federal or state insolvency law, provided that any such filing under (x), (y) or (z) above shall not have been vacated, set aside or stayed within a 60-day period from the date thereof unless the Company shall have filed an answer consenting to or acquiescing therein, or
                  (D) the entry against the Company of a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect;

                  (b) Upon the occurrence and during the continuance of any Event of Default described in paragraph (a) above, the holders of a majority of the outstanding principal amount of the Debentures may, by written notice to the Company, declare all or any portion of the unpaid principal amount of the Debentures and all interest accrued thereon to be immediately due and payable. Demand, presentment, protest and notice of non-payment are hereby waived by the Company. All payments made following an Event of Default shall be applied first to payment of all accrued and unpaid interest and then to principal.

                  SECTION 5. WAIVER OR ALTERATION. Without the consent of the Company and each holder affected, an amendment to the Debentures may not: reduce the amount of Debentures whose holders must consent to an amendment; reduce the rate of or change the time for payment of interest on any Debenture; reduce the principal of or change the fixed maturity of any Debenture; or make any Debenture payable in money other than that stated in the Debenture. Subject to the exceptions listed in the preceding sentence, the Debentures may be amended by a written instrument signed by the Company and the holders of a majority of the outstanding principal amount of the Debentures. In the case of any waiver, the Company and the holders of a majority of the outstanding principal amount of the Debentures shall be restored to their former respective positions and rights hereunder, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly provided in such waiver. Without the consent of any holder, the Debentures may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to holders or to make any change that does not adversely affect the rights of any holder.

                  SECTION 6. REMEDIES CUMULATIVE. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  SECTION 7. NOTICES. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return receipt requested, if to the Payee, at its address notified in writing by the Payee to the Company, and if to the Company, Attention:
Treasurer, at the Company's address at Post Office Box 779, Cincinnati, Ohio 45201 (if by mail) or 580 Walnut Street, 13th Floor, Cincinnati, Ohio 45202 (if personally delivered), or any other address notified in writing by the Company to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

                  SECTION 8. NO RECOURSE AGAINST OTHERS. A director, officer, employee or a stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

                  SECTION 9. GOVERNING LAW. The Debentures shall be governed by, and construed and enforced in accordance with, the law of the State of Ohio.

                  SECTION 10. COSTS OF COLLECTION. If the Payee is required to commence suit to recover any amount due under the Debentures following an Event of Default, the Payee shall be entitled to collect from the Company reimbursement of such reasonable attorneys' fees and expenses of counsel selected by the Payee.

                  SECTION 11. SUCCESSORS AND ASSIGNS; TRANSFERABILITY. The Debentures shall be binding upon and inure to the benefit of the Payee and the Company and their respective transferees, successors and assigns; PROVIDED, HOWEVER, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the Payee. Within five Business Days after receipt of notice of any assignment by the Payee to any person or entity (an "Assignee") of all or any part of a Debenture, the Company shall execute and deliver to such Assignee, in exchange for the surrendered Debenture, a new Debenture to the order of such Assignee in an amount equal to the amount of the Debenture assigned to it, and if the Payee has retained any amount owing to it hereunder, a new Debenture to the order of the Payee in an amount equal to the amount retained by it hereunder, which new Debenture shall be dated the same date as the surrendered Debenture and be in substantially the form of this Debenture, and such Assignee will be deemed the Payee under the Debenture issued to it. In the event that the Payee proposes to transfer the Debentures in a transaction that would require qualification of an indenture under the Trust Indenture Act of 1939, the Company shall cooperate with the Payee in the preparation and qualification of such indenture and the replacement of the Debentures with a comparable instrument evidencing the indebtedness represented hereby and providing the holder thereof with substantially comparable terms. References herein to "Debentures" shall include all outstanding Debentures issued in substitution for or upon any assignment of this Debenture.

                  SECTION 12. REPLACEMENT OF DEBENTURE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Debenture, and the Company's receipt of an indemnity agreement of the Payee reasonably satisfactory to the Company, the Company will, at the expense of the Payee, execute and deliver, in lieu thereof, a new Debenture of like terms.

                  SECTION 13. NO SET-OFF. The obligations of the Company under the Debentures are absolute and not subject to any right of set-off, counterclaim, recoupment or defenses against the Payee of any kind whatsoever.

                  SECTION 14. DESCRIPTIVE HEADINGS. The descriptive headings of the Debentures are inserted for convenience only and do not constitute a part of this Debenture.

                  IN WITNESS WHEREOF, the Company has caused this Debenture to be executed by its duly authorized officer as of the day and year first written above.

                                            EAGLE-PICHER INDUSTRIES, INC.

                                            By: ________________________
                                            Name:
                                            Title:

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )   Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )   Chapter 11
INC., et al.,                       )
                                    )   JUDGE PERLMAN
           Debtors                  )
                                    )
_________________________________   )


                                    EXHIBIT 1.1.119

                            FORM OF TAX REFUND NOTES

               THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE
              NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
              AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE
               OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED
              FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED
                OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE
                SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT
            THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

                         [__]% TAX REFUND NOTE DUE _____

U.S. $[___________]                                       Cincinnati, Ohio
                                                          [Effective Date]

                  FOR VALUE RECEIVED, the undersigned, EAGLE-PICHER INDUSTRIES,
INC., an Ohio   corporation (the "Company"), hereby promises to pay to the order of the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust or to any other holder (such holder being the "Payee") of this note (the "Note") the principal amount of [_______________________] on June 1, 1998 (the
"Maturity Date") and interest thereon as hereinafter provided. Both principal and interest hereunder are payable in lawful money of the United States of America to the Payee at such place as the Payee may designate from time to time in writing in cash or other immediately available funds.

                  SECTION 1. (a) The following terms have the following meanings when used in this Note:

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required by law to close.

                  "COMPANY" shall have the meaning set forth in the opening paragraph of this Note.

                  "EVENT OF DEFAULT" shall mean any of the events set forth in
Section 5(a).

                  "MATURITY DATE" shall have the meaning set forth in the opening paragraph of this Note.

                  "PAYEE" shall have the meaning set forth in the opening paragraph of this Note.

                  (b) Unless otherwise provided herein, (i) the word "from" shall mean from and including, and (ii) the words "to" or "until" shall mean to and until but excluding.

                  SECTION 2. INTEREST. The Company will pay interest at a rate of [__]% per annum semiannually on __________ and ___________ of each year, commencing six months after _______________ (the "Effective Date") or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _____________________. Interest will be computed on the basis of a 360- day year of twelve 30-day months.

                  SECTION 3. PAYMENTS. (a) SCHEDULED PAYMENTS. On the Maturity Date, the Company shall pay to the Payee, in cash or other immediately available funds, the entire unpaid principal amount of this Note plus all accrued and unpaid interest thereon. The Payee must surrender the Note to the Company to collect principal payments.

                  (b) MANDATORY REDEMPTION. The Company will redeem all of the aggregate principal amount of the Note outstanding plus accrued interest to the redemption date as soon as practicable after its receipt of its federal income tax refund (the "Tax Refund") for the fiscal year ending _______ (in the aggregate principal amount of such tax refunds).

                  (c) OPTIONAL PREPAYMENT. The Company may, at any time and from time to time, without premium or penalty, prepay (in multiples of $1,000) all or a portion of the unpaid principal amount of the Note or all or a portion of accrued and unpaid interest, together with unpaid accrued interest on the amount so prepaid to the date chosen for prepayment, payable in cash or other immediately available funds. A notice of redemption under this subsection will be mailed at least 20 days but not more than 60 days before the redemption date to the Payee at its registered address. The Note may be redeemed in part, but only in whole multiples of $1,000. Once notice of redemption is given, the Note becomes due and payable on the redemption date at the redemption price.

                  SECTION 4. LIENS. The Company shall not create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to, or grant any right to a party other than the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust in, the Tax Refund.

                  SECTION 5. EVENTS OF DEFAULT. (a) Each of the following shall be an Event of Default:

                  (i) any failure by the Company for ninety days to pay all or any portion of principal under the Note when the same shall be due and payable in accordance with the terms hereof, whether on the Maturity Date, by acceleration or otherwise;

                  (ii) any failure by the Company for ninety days to pay (by delivery of cash or other immediately available funds) all or any portion of any interest under the Note when the same shall be due and payable;

                  (ii) any default by the Company for ninety days after notice to it in the due and punctual performance or observance of any of the agreements of the Company contained in the Note;

                  (iii) (A) the filing by the Company of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under title 11 of the United States Code (or corresponding provisions of future laws) or any other applicable bankruptcy, insolvency or similar law, (B) the making by the Company of any assignment for the benefit of its creditors, or the admission by the Company in writing of its inability to pay its debts as they become due, (C) the filing of (x) an involuntary petition against the Company under title 11 of the United States Code, or any other applicable bankruptcy, insolvency or similar law (or corresponding provisions of future laws), (y) an application for the appointment of a custodian, receiver, trustee or other similar official for the Company for all or a substantial part of the assets of the Company or (z) an involuntary petition against the Company seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Company or any of the Company's debts under any other federal or state insolvency law, provided that any such filing under (x), (y) or (z) above shall not have been vacated, set aside or stayed within a 60-day period from the date thereof unless the Company shall have filed an answer consenting to or acquiescing therein, or
                  (D) the entry against the Company of a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect;

                  (b) Upon the occurrence and during the continuance of any Event of Default described in paragraph (a) above, the Payee may, by written notice to the Company, declare all or any portion of the unpaid principal amount of the Note and all interest accrued thereon to be immediately due and payable. Demand, presentment, protest and notice of non-payment are hereby waived by the Company. All payments made following an Event of Default shall be applied first to payment of all accrued and unpaid interest and then to principal.

                  SECTION 6. REMEDIES CUMULATIVE. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  SECTION 7. NOTICES. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return receipt requested, if to the Payee, at its address notified in writing by the Payee to the Company, and if to the Company, Attention:
Treasurer, at the Company's address at Post Office Box 779, Cincinnati, Ohio 45201 (if by mail) or 580 Walnut Street, 13th Floor, Cincinnati, Ohio 45202 (if personally delivered), or any other address notified in writing by the Company to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

                  SECTION 8. NO RECOURSE AGAINST OTHERS. A director, officer, employee or a stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Note or for any claim based on, in respect of or by reason of such obligations or their creation. The Payee by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Note.

                  SECTION 9. GOVERNING LAW. The Note shall be governed by, and construed and enforced in accordance with the law of the State of Ohio.

                  SECTION 10. COSTS OF COLLECTION. If the Payee is required to commence suit to recover any amount due under the Note following an Event of Default, the Payee shall be entitled to collect from the Company reimbursement of such reasonable attorneys' fees and expenses of counsel selected by the Payee.

                  SECTION 11. SUCCESSORS AND ASSIGNS; TRANSFERABILITY. The Note shall be binding upon and inure to the benefit of the Payee and the Company and their respective transferees, successors and assigns; PROVIDED, HOWEVER, that the Company may not transfer or assign any of its rights or obligations hereunder without the prior written consent of the Payee. Within five Business Days after receipt of notice of any assignment by the Payee to any person or entity (an "Assignee") of all or any part of the Note, the Company shall execute and deliver to such Assignee, in exchange for the surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount of the Note assigned to it, and if the Payee has retained any amount owing to it hereunder, a new Note to the order of the Payee in an amount equal to the amount retained by it hereunder, which new Note shall be dated the same date as the surrendered Note and be in substantially the form of this Note, and such Assignee will be deemed the Payee under the Note issued to it. References herein to "Notes" shall include all outstanding Notes issued in substitution for or upon any assignment of this Note.

                  SECTION 12. REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note, and the Company's receipt of an indemnity agreement of the Payee reasonably satisfactory to the Company, the Company will, at the expense of the Payee, execute and deliver, in lieu thereof, a new Note of like terms.

                  SECTION 13. NO SET-OFF. The obligations of the Company under the Note are absolute and not subject to any right of set-off, counterclaim, recoupment or defenses against the Payee of any kind whatsoever.

                  SECTION 14. DESCRIPTIVE HEADINGS. The descriptive headings of the Note are inserted for convenience only and do not constitute a part of the Note.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the day and year first written above.

                                             EAGLE-PICHER INDUSTRIES, INC.

                                             By: ________________________
                                             Name:
                                             Title:

                        UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF OHIO
                               WESTERN DIVISION

In re                               )   Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )   Chapter 11
INC., et al.,                       )
                                    )   JUDGE PERLMAN
           Debtors                  )
                                    )
_________________________________   )


                                 EXHIBIT 5.2

                 FORM OF AMENDED CLAIMS SETTLEMENT GUIDELINES

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                                   )
                                        )        CONSOLIDATED CASE NO.
EAGLE-PICHER INDUSTRIES, INC.,          )             1-91-00100
et al.,                                 )        Chapter 11-- Judge Perlman
                                        )
             Debtors.                   )

                           AMENDED GUIDELINES FOR THE
                            COMPROMISE AND SETTLEMENT
                           OF CLAIMS AND CONTROVERSIES
                           ---------------------------

Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, Eagle-Picher Industries, Inc., Daisy Parts, Inc., Transicoil Inc., Michigan Automotive Research Corporation, EDI, Inc., Eagle-Picher Minerals, Inc., and Hillsdale Tool and Manufacturing Co. (the "Debtors") may compromise or settle as allowed claims (i) all claims asserted against the Debtors as to which the Debtors have the power and authority to file and prosecute objections pursuant to section 5.1 of the Third Amended Consolidated Plan of Reorganization, dated August 28, 1996 and (ii) all claims that the Debtors have asserted against other parties prior to [insert Effective Date of Plan] ("Claims") according to the following procedures:

1. Subject to section 2(b) hereof, the following settlements or compromises do not require the review or approval of the United States Bankruptcy Court for the Southern District of Ohio (the "Bankruptcy Court") or any other party in interest:

         (a) The settlement or compromise of a Claim against the Debtors or their estates pursuant to which such Claim is allowed in an amount of $1,000,000 or less;

         (b) The settlement or compromise of a Claim against the Debtors or their estates where the difference between the amount of the Claim listed on the Debtors' schedules and the amount of the Claim proposed to be allowed under the settlement is $1,000,000 or less; and

         (c) The settlement or compromise of a Claim asserted by one or more of the Debtors against a party, where the difference between the amount sought to be recovered by the Debtors and the amount to be paid to the Debtors under the proposed settlement is $1,000,000 or less.

2. The following settlements or compromises shall be submitted to the Bankruptcy Court for approval:

         (a) Any settlement or compromise not described in section 1 hereof; and

         (b) Any settlement or compromise of Claims that involve an "insider," as defined in 11 U.S.C. Section 101(3).

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )   Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )   Chapter 11
INC., et al.,                       )
                                    )   JUDGE PERLMAN
           Debtors                  )
                                    )
_________________________________   )


                                    EXHIBIT 7.11

                          FORM OF MANAGEMENT CONTRACTS

                              EMPLOYMENT AGREEMENT

                  AGREEMENT, dated as of ________________, 1995, between EAGLE-PICHER INDUSTRIES, INC. (the "Company"), having its principal executive offices at 580 Walnut Street, Cincinnati, Ohio 45201, and
_____________________________ (the "Executive"), residing at
________________________.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Executive is employed on a full-time basis by the Company and is currently serving as __________ ________________ of the Company; and

                  WHEREAS, on January 7, 1991, the Company and certain of its affiliates (collectively, the "Debtors") each filed a petition for relief under chapter 11, title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Ohio, Western Division (the "Bankruptcy Court"); and

                  WHEREAS, by order dated __________ __, 1995 (the "Confirmation Order") the Bankruptcy Court confirmed the Consolidated Plan of Reorganization, dated _________ __, 1995 (the "Plan"), in the Debtors' chapter 11 cases; and

                  WHEREAS, the Plan contemplates that the Company and the Executive will enter into this Agreement which is to become effective on the Effective Date (as such term is defined in the Plan).

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

                  1. EMPLOYMENT; EFFECTIVENESS OF AGREEMENT. The obligation of the Company to employ the Executive, and of the Executive to serve the Company, pursuant to this Agreement shall become effective automatically on the Effective Date.

                  2. TERM. The term of Executive's employment hereunder (hereinafter referred to as the "Term") shall commence on the Effective Date and shall continue thereafter until the date which is thirty (30) months from and after the date on which the Confirmation Order was entered by the Bankruptcy Court, unless terminated earlier as hereinafter provided.

                  3. Duties and Extent of Services. During the Term, Executive agrees to continue to serve as the _______ _______________ of the Company faithfully and to the best of his ability under the direction of the [Chief Executive Officer and the] Board of Directors of the Company (the "Board"), and agrees to devote substantially all of his business time, energy and skill to such employment. Executive agrees to perform the duties commensurate with the position of ___________ of the Company, which shall include,without limitation, the duties set forth on Annex A hereto. Executive agrees also to perform such specific duties and services of a senior executive nature as the [Chief Executive Officer of the Company or the] Board shall reasonably request consistent with Executive's position as ___________. The principal place of employment of Executive shall be Cincinnati, Ohio and, subject to such reasonable travel as the performance of his duties may require, such principal place of employment shall not be changed unless the Executive otherwise consents.

                  4.    COMPENSATION.

                  4.1 BASE SALARY. The Company agrees to pay or cause to be paid to Executive during the Term, a base salary equal to the amount of his base salary as at the date immediately preceding the Effective Date, subject to adjustment as provided below (as so adjusted, the "Base Salary"). The Base Salary shall be payable in accordance with the regular payroll policies of the Company from time to time in effect, less such deductions as shall be required to be withheld by applicable law and regulations. On each December 1 during the Term, the Board or a committee thereof, shall review Executive's Base Salary as then in effect and may, but shall not be obligated to, increase such salary by such amount as the Board (or such committee), in its sole discretion, shall determine.

                  [4.2 DISCRETIONARY BONUS. In addition to Base Salary, the Executive shall be entitled to receive an annual cash bonus based on the performance of the Company and of the Executive, the amount of which, if any, shall be determined by the Board (or a committee thereof). Determinations made by the Board (or such committee) with respect to the amount, if any, of annual bonuses to be paid to Executive under this Agreement shall be final and conclusive.]

                  4.3 BENEFITS AND PERQUISITES. During the Term, the Company shall provide Executive with and Executive shall be entitled to the following benefits and perquisites:

                  (a) participation in and the receipt of benefits under (i) all of the Company's employee benefit plans and arrangements in effect from time to time applicable to salaried employees of the Company, (ii) all short-term and long-term incentive plans of the Company as in effect from time to time, (iii) a supplemental executive retirement plan

(the "SERP") substantially in accordance with and no less favorable to Executive than the terms, provisions and benefits under the supplemental executive retirement plan currently provided by the Company, and (iv) any life insurance, health and accident plan or arrangement made available by the Company, now or in the future, to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

                  (b) four (4) weeks of paid vacation in each calendar year.

                  (c) an automobile paid for by the Company for use in the performance of his services under this Agreement, in a manner substantially consistent with past practices.

                  (d) membership fees paid for by the Company with respect to any of the Executive's business-related club memberships (it being understood that such membership fees shall not include any fees for country clubs or other similar, primarily social, clubs).

                  The Company also shall implement, as soon as reasonably practicable after the Effective Date, a long-term incentive plan. Although the ability to receive stock of the Company may not be available for such plan, the plan nevertheless shall provide the Executive with opportunities and incentives reasonably economically equivalent to those provided by similar companies, many of which do provide stock options and/or other types of stock grants as components of their long-term incentive plans.

                  4.4 Expenses. Subject to such policies as may from time to time be established by the Board, the Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by Executive during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may require.

                  5. TERMINATION.

                  5.1 Cause. The Company may terminate Executive's employment hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder only by reason of any one or more of the following:

                                    (i) Executive's conviction, by a
                           court of competent and final jurisdiction, of any crime (whether or not involving the

                           Company or any of its subsidiaries) which constitutes a felony in the jurisdiction involved; or

                                        (ii)  Executive's commission of an
                           act of fraud upon the Company or any or its subsidiaries; or

                                        (iii) Executive's repeated willful
                           failure to perform in all material respects his duties hereunder in accordance with the terms of this Agreement which failure (other than by reason of death or disability) continues uncorrected for a period of ten (10) days after Executive shall have received written notice from the Board stating with specificity the nature of such failure or refusal.

                           5.2   TERMINATION BY THE EXECUTIVE. Executive may
terminate his employment hereunder upon [thirty (30)] days' prior written notice to the Company for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) the material diminution of the nature or scope of the duties assigned to Executive from that contemplated by Section 3 hereof, (ii) a reduction in Executive's Base Salary, or a material reduction in Executive's fringe benefits or any other material failure by the Company to comply with
Section 4 hereof, other than any such reduction or failure as shall apply to all executive officers of the Company generally, (iii) ceased participation by Executive, for any reason other than as a result of any action by Executive, in any employee benefit plan of the Company with respect to which Executive is or was, prior to such time, eligible to participate, (iv) the relocation of Executive's principal place of employment more than twenty (20) miles from the location specified in Section 3 hereof without Executive's consent, (v) the requirement that Executive engage in a substantial amount of additional travel (as compared to Executive's past practices) in the performance of his duties hereunder without Executive's consent, or (vi) any other material breach by the Company of its obligations under this Agreement. Good Reason shall not exist in the event of a sale or disposition of a subsidiary or division of the Company and Executive either (a) voluntarily agrees to be employed by such subsidiary or division, or (b) is offered a comparable position with the Company. For purposes hereof, comparable shall encompass such items as salary, benefits, duties and geographic location.

                           5.3   NOTICE OF TERMINATION. Any termination by the
Company pursuant to Section 5.1 above or by Executive pursuant to Section 5.2 above shall be communicated by written notice (the "Notice of Termination"), which notice shall indicate the specific termination provision in this Agreement relied upon for such termination.

                           5.4   DATE OF TERMINATION. "Date of Termination"
shall mean (i) if Executive's employment is terminated pursuant to Section 5.1 or 5.2 hereof, the date specified in the Notice of Termination, and (ii) if Executive's employment is terminated by the Company other than for Cause or by Executive other than for Good Reason, the date on which a Notice of Termination is given.

                           5.5   PAYMENTS UPON TERMINATION.  (a) If the
employment of Executive with the Company is terminated (i)by the Company other than for Cause or (ii) by the Executive for Good Reason, then Executive shall be entitled to receive from the Company, and the Company shall pay to Executive, a lump sum severance payment equal to the greater of (x) the aggregate Base Salary (at the rate in effect at the Date of Termination) that Executive would have received for the remainder of the Term if his employment had not been terminated, and (y) the aggregate amount of the Base Salary (at the rate in effect at the Date of Termination) which would be paid for a period of twenty-four (24) months, plus, in either case, such other benefits or reimbursement of expenses payable to the Executive pursuant to Sections 4.3 and
4.4 hereof (including, without limitation, the SERP), and less such amounts as shall be required to be withheld by the Company pursuant to applicable laws and regulations (the "Severance Amount"). The Severance Amount shall not be present-valued and shall be payable by the Company to Executive within thirty
(30) days after Executive's termination. Executive shall not be required to mitigate the Company's obligation to pay the full Severance Amount by seeking employment or otherwise and the Severance Amount shall not be decreased or otherwise offset as a result of any compensation received by Executive from employment in any capacity. The Severance Amount shall be deemed compensation payable to Executive for the purpose of determining the total amount due Executive pursuant to the SERP.

                  (b) If the employment of Executive with the Company is terminated (i) by the Company for Cause, or (ii) by the Executive other than for Good Reason, then the Executive shall be entitled to receive, and the Company shall pay to Executive, (x) all accrued and unpaid Base Salary and amounts due Executive in respect of perquisites provided him hereunder through the Date of Termination at the rate in effect at the time Notice of Termination is given,
(y) Base Salary payable in lieu of accrued and unused vacation days in accordance with the policies of the Company from time to time in effect, and (z) all accrued and unpaid benefits payable to Executive pursuant to any benefit plan or otherwise through the Date of Termination. Upon the payment of the foregoing amounts, the Company shall have no further obligations to Executive under this Agreement.

                  6. Death or Disability.

                           6.1 DEATH.  If Executive dies during the Term, this
Employment Agreement, other than the provisions of Section 6.3 hereof, shall terminate.

                           6.2 Disability.  If, during the Term, Executive
becomes physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for (i) a period of six (6) consecutive months or (ii) for shorter periods aggregating six (6) months during any eighteen (18) month period, the Company may at any time after the last day of the six (6) consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of six (6) months, by written notice to Executive (the "Disability Notice"), terminate the Term of the Executive's employment hereunder.

                           6.3 Payments upon Death or Disability.  Upon a
termination due to the death or disability of Executive, Executive (or, in the event of a termination as a result of the death of Executive, Executive's estate (or a designated beneficiary thereof)) shall be entitled to receive from the Company, and the Company shall pay to Executive (or Executive's estate, if applicable) the amount of any accrued and unpaid Base Salary and other benefits and reimbursement of expenses payable to the Executive hereunder pursuant to Sections 4.3 and 4.4 hereof as of the date of Executive's death or the date of the Disability Notice, as applicable. In addition, for a period of thirty (30) months following the date of such termination, the Company shall continue to pay and provide to Executive and Executive's dependents at the Date of Termination all medical benefits pursuant to any plans and programs in which Executive was entitled to participate immediately prior to the Date of Termination as if Executive were still employed by the Company pursuant hereto. If Executive's participation in any plan or program pursuant to which such medical benefits are provided to Executive is barred as a result of such termination, the Company shall arrange to provide Executive and Executive's dependents with benefits substantially similar on an after tax basis to those which Executive was entitled to receive under such plan or program.

                  7. Non-Competition; Confidentiality.
                     ---------------------------------

                           7.1 NON-COMPETITION.  Executive agrees that, during
the Term and for a period of [two years] following the date of termination of Executive's employment hereunder (the "Restricted Period"), he will not, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business which competes with any material business conducted by the Company or by any group, division or subsidiary of the Company, in any area where such business is being conducted, or for which negotiations to conduct business are pending, at the date of such termination (a "Competitive Operation"); PROVIDED, HOWEVER, that Executive may acquire, solely as an investment and through market purchases, securities of any corporation that are traded on any national securities exchange or listed on the National Association of

Securities Dealers Automated Quotation System ("NASDAQ"), if Executive is not a controlling person of, or a member of a group which controls, such corporation; and Executive does not, directly or indirectly, own more than [one percent (1%)] of any class of securities of such corporation.

                           7.2   Confidential Information; Personal
Relationships. Executive agrees that, during the Term and thereafter, he shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, any and all confidential information relating to the Company, including, without limitation, trade secrets, customer lists, financial plans or projections, pricing policies, marketing plans or strategies, business acquisition or divestiture plans, new personnel acquisition plans, technical processes, inventions and other research projects heretofore or hereafter learned by Executive, and he shall not disclose any such information to anyone outside the Company or any of its subsidiaries, except as required by law in connection with any judicial or administrative proceeding or inquiry (provided prior written notice thereof is given by Executive to the Company) or except with the Company's prior written consent, unless such information is known generally to the public or the trade through sources other than Executive's unauthorized disclosure.

                           7.3 PROPERTY OF THE COMPANY.  All memoranda,
notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, or microfiche or by any other means, made or compiled by or on behalf of Executive, or made available to Executive, relating to the Company or any successors thereto, are and shall be the property of the Company or any such successor and shall be delivered to the Company or any such successor promptly at any time on request.

                           7.4 EMPLOYEES OF THE COMPANY. During the
Restricted Period, the Executive shall not, directly or indirectly, hire, solicit or encourage to leave the employment of the Company, any of its employees or hire any such employee who has left the employment of the Company.

                           7.5 RIGHTS AND REMEDIES UPON BREACH.  If
Executive breaches, or threatens to commit a breach of, any of the provisions of this Section 7 (the "Restrictive Covenants"), the Company and any successor thereto shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                           (a)  SPECIFIC PERFORMANCE.  The right and
remedy to have the Restrictive Covenants specifically enforced by any arbitrator or any court having equity jurisdiction, it being acknowledged and agreed by Executive that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                           (b)  Accounting.  The right and remedy to
require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Executive shall account for and pay over such Benefits to the Company.

                           7.6 SEVERABILITY OF COVENANTS.  Executive
acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. Notwithstanding the foregoing, if any arbitrator or court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable or should be reduced, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid Restrictive Covenants or portions thereof.

                  8. INSURANCE. The Company may, from time to time, apply for and take out, in its own name and at its own expense, naming itself or others as the designated beneficiary (which it may change from time to time), policies for health, accident, disability or other insurance upon Executive in any amount that it may deem necessary or appropriate to protect its interest. Executive agrees to aid the Company in procuring such insurance by submitting to reasonable medical examinations and by filling out, executing and delivering such applications and other instruments in writing as may reasonably be required by any insurance company to which the Company may apply for insurance.

                  9. INDEMNIFICATION. To the fullest extent permitted or required by the laws of the State of Ohio, the Company shall indemnify and hold harmless Executive, in accordance with the terms of such laws, if Executive is made a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Executive is or was an officer or director of the Company, or any subsidiary or affiliate of the Company in which capacity Executive is or was serving at the Company's request, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement, all as actually and reasonably incurred by him in connection with such action, suit or proceeding. In the event it becomes necessary for Executive to take any action to enforce the indemnity provided herein, Executive shall be promptly reimbursed by the Company for all costs and expenses associated therewith (including reasonable attorneys' fees).

                  10. Arbitration. All disputes arising under or related to this Agreement shall be resolved by arbitration. Such arbitration shall be conducted by an arbitrator mutually selected by the Company and Executive (or, if the Company and Executive are unable to agree upon an arbitrator within ten (10) days, then the Company and Executive shall each select an arbitrator, and the arbitrators so selected shall mutually select a third arbitrator, who shall resolve such dispute). Such arbitration shall be conducted in accordance with the applicable rules of the American Arbitration Association. Any decision rendered by an arbitrator pursuant hereto may be enforced by a court of competent jurisdiction without review of such decision by such court. The Company shall pay all of the fees and expenses of the arbitrators and the other costs of arbitration. The Company also shall pay Executive's reasonable legal fees and expenses incurred in connection with any successful enforcement by Executive of his rights hereunder.

                  11. Miscellaneous.

                           11.1  NOTICES.  Any notice or other communication
required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified or registered mail, postage prepaid, or by Federal Express or similar overnight courier. Any such notice shall be deemed given when delivered:

                                    (i)     if to the Company, to:

                                            Eagle-Picher Industries, Inc.
                                            580 Walnut Street
                                            Cincinnati, Ohio  45201
                                            Attn:
                                            Telecopy No.:

                                    (ii)    if to Executive, to:

                                            ----------------------------------

                                            ----------------------------------

                                            ----------------------------------


                           11.2  WAIVERS AND AMENDMENTS.  This Agreement
may not be amended, modified, superseded or cancelled except by a written instrument signed by the Company and Executive. No delay on the part of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right or remedy, nor any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

                           11.3  Survival.  The provisions of Sections 7 and 9
hereof shall survive the Term, irrespective of the reasons for termination of Executive's employment hereunder.

                           11.4  Governing Law.  This Agreement shall be
governed by and construed in accordance with the law of the State of Ohio applicable to agreements made and to be performed entirely within such State.

                           11.5  Entire Agreement.  This Agreement (including
the schedules, annexes and exhibits hereto) contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, proposals or representations, arrangements or understandings, written or oral, with respect thereto.

                           11.6  Assignment.  This Agreement, and any rights and
obligations hereunder, may not be assigned by any party hereto without the prior written consent of the other party.

                           11.7  Counterparts.  This Agreement may be executed
in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          EAGLE-PICHER INDUSTRIES, INC.

                                           By __________________________
                                           Name:
                                           Title:

                                           -----------------------------
                                           [Executive]

                                     ANNEX A
                           TO EMPLOYMENT AGREEMENT OF
                                 THOMAS E. PETRY
                                 ---------------

POSITION:    Chairman and Chief Executive Officer
--------
DUTIES:      Serves as presiding officer of the Board of
------       Directors.  In that capacity guides the
             deliberations and activities of that group.
             Responsible for directing the Company toward the objective of providing maximum profit and return on invested capital. Establishes short-term and long-range objectives, plans, and policies, subject to the approval of the Board of Directors. Represents the Company before all of its constituencies, including, without limitation, major customers, the financial community, the Company's operations and host communities, and the public.

                                     ANNEX A
                           TO EMPLOYMENT AGREEMENT OF
                              ANDRIES RUIJSSENAARS
                              --------------------

POSITION:   President and Chief Operating Officer
--------
DUTIES:     Directs, administers and coordinates the activities
------      of the Company in accordance with policies, goals
            and objectives established by the Chief Executive
            Officer and the Board of Directors. Assists the Chief Executive Officer in the development of Company policies and goals for, among others, operations, personnel, financial performance and growth. Has direct line responsibility for all operating units.

                                       ANNEX A
                             TO EMPLOYMENT AGREEMENT OF
                                  WAYNE R. WICKENS
                                  ----------------

POSITION:   Senior Vice President and Group Executive
--------
DUTIES:     Plans, directs and controls all activities in
------      certain profit centers (currently ten Automotive
            Divisions) through the general managers of those entities. Those general managers are in turn responsible for production, research, engineering, marketing/sales, purchasing and human resources in their operations.

                                       ANNEX A
                             TO EMPLOYMENT AGREEMENT OF
                                    DAVID N. HALL
                                    -------------

POSITION:   Senior Vice President and Chief Financial Officer
---------
DUTIES:     Plans, directs and controls the Company's overall
------      financial plans and policies, and its accounting
            practices, and conducts the Company's relationship with lending institutions and the financial community. Directs treasury, budgeting, audit, tax, accounting, information management, insurance and certain administrative functions. Develops and coordinates necessary and appropriate accounting and statistical data for all departments.

                                       ANNEX A
                             TO EMPLOYMENT AGREEMENT OF
                                 CARROLL D. CURLESS
                                 ------------------

POSITION:   Vice President and Controller
--------
DUTIES:     Directs and has responsibility for the Company's
------      accounting practices, the maintenance of its fiscal
            records, and the preparation of its financial reports. Directs and has overall supervisory responsibility for general and property accounting, internal auditing, cost accounting, and budgetary controls. Appraises operating results in terms of costs, budgets, policies of operations, trends and increased profit opportunities.

                                       ANNEX A
                             TO EMPLOYMENT AGREEMENT OF
                                  JAMES A. RALSTON
                                  ----------------

POSITION:   Vice President, General Counsel and Secretary
--------
DUTIES:     As chief legal officer directs the legal affairs of
------      the Company.  Provides legal counsel and guidance
            in the ordinary and special activities of the Company to insure maximum protection of its legal rights utilizing broad familiarity with most legal disciplines. Participates in senior management policy deliberations. Directs the defense of suits or claims and manages the prosecution of the Company's claims against others. Supervises the legal aspects of Company transactions and the preparation of reports and statements of a legal nature. Supervises the environmental compliance function within the Company. Serves as Secretary in accordance with the charter, by-laws, and other legal requirements. Coordinates meetings of the Board of Directors and keeps minutes of such meetings. Attends to Company notices and correspondence, and conducts relations with shareholders on matters concerning meetings of shareholders or share holdings.

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )   Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )   Chapter 11
INC., et al.,                       )
                                    )   JUDGE PERLMAN
           Debtors                  )
                                    )
_________________________________   )


                                    EXHIBIT 7.12

              FORM OF AMENDMENTS TO SUPPLEMENTAL SEVERANCE PROGRAM

                        AMENDMENT AND RESTATEMENT OF THE

                  EAGLE-PICHER INDUSTRIES, INC. SEVERANCE PLAN

                              EFFECTIVE ___________

                            SECTION 1.  THE AMENDMENT

          1.1 THE AMENDMENT. Effective upon entry of an order confirming the Third Amended Consolidated Plan of Reorganization, Eagle-Picher Industries, Inc. ("Company") amends the severance plan (the "Plan"), adopted effective May 13, 1991, to read as follows:

                            SECTION 2.  DEFINITIONS

          2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall mean:

          (a) "ADMINISTRATOR" means the Company's Director of Taxes or his designee. The Administrator shall be a named fiduciary under the Plan.

          (b) "AFFILIATES" means Daisy Parts, Inc., Transicoil Inc., Michigan Automotive Research Corporation, Eagle-Picher Fluid Systems, Inc., Eagle-Picher Minerals, Inc. and Hillsdale Tool & Manufacturing Company.

          (c) "ANNUAL COMPENSATION" means the total of all compensation, including wages, salary, and any other benefit of monetary value, whether paid in the form of cash or otherwise, which was paid as consideration for the participant's service during the 12-month period preceding the participant's severance, or the total which would have been so paid at the participant's usual rate of compensation for any participant who did not work for the Company or an Affiliate for the full 12-month period preceding the participant's severance.

          (d) "BASE PAY" means the participant's base annual pay rate at the date of his termination of employment.

          (e) "BUSINESS DAY" means any day on which commercial banks are required to be open for business in Cincinnati, Ohio.

          (f) "COMPANY" means Eagle-Picher Industries, Inc., or any successor thereto.

          (g) "CONFIRMATION DATE" means the date of entry of an order confirming the Reorganization Plan.

          (h) "CONFIRMATION ORDER" means the order or orders of the court confirming the Reorganization Plan.

          (i) "EFFECTIVE DATE" means May 13, 1991 pursuant to Judge Burton Perlman's order entered that date.

          (j) "ELIGIBLE EMPLOYEES" means division presidents (including the presidents of wholly-owned subsidiaries), all persons employed in the Cincinnati, Ohio General Office as salaried employees except Officers, and those employees designated by the Chief Executive Officer of the Company as key division employees.

          (k)  "OFFICERS" means officers of Eagle-Picher Industries, Inc.

          (l) "REORGANIZATION EFFECTIVE DATE" means the first Business Day after the date on which all of the conditions precedent to the effectiveness of the Reorganization Plan specified in Section 7.9 of the Reorganization Plan have been satisfied or waived, or if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

          (m) "REORGANIZATION PLAN" means the Third Amended Consolidated Plan of Reorganization of the Company and its affiliated debtors, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect at the time such reference becomes operative.

          (n) "SERVICE" means Vesting Service as defined in the Eagle-Picher Retirement Income Plan for Salaried Employees.

          (o)  "WEEK'S PAY" means a participant's Base Pay divided by 52.

          2.2 GENDER REFERENCE. Any words in this Plan document (or amendments to it) which are used in one gender shall be read and construed to mean or include the other gender wherever they would so apply.

                            SECTION 3. PARTICIPATION

          3.1 PARTICIPANTS. Eligible Employees employed on the Effective Date shall become participants on that date.

          3.2 NEW PARTICIPANTS. Anyone meeting the definition of Eligible Employee hired or designated by the Chief Executive Officer after the Effective Date shall become a participant after completion of three months of Service. The Company's Chief Executive Officer can waive any service period required of a new participant by a written letter to the participant with a copy to the Administrator.

                               SECTION 4. BENEFITS

          4.1 SEVERANCE BENEFIT. Participants terminated by the Company or an Affiliate after the Effective Date other than for cause will receive a Base Severance Benefit, a Supplemental Severance Benefit and Group Medical and Life Insurance Benefits as described herein. The eligibility for, and the level of, benefits will be determined by the employee's status as a division president or key employee at the date of the employee's termination of employment. If the operation for which a participant is working is sold and the participant continues to work with the operation, or another entity affiliated with the buyer, after the sale, the participant will not be eligible for the Base Severance Benefit, the Supplemental Severance Benefit, or the Group Medical and Insurance Benefits.

          4.2 BASE SEVERANCE BENEFIT. The Base Severance Benefit will provide one Week's Pay for each completed year of Service and, for any partial year of Service, one-twelfth Week's Pay for each completed month of Service. Payments shall be reduced dollar for dollar by compensation earned for services rendered by a participant for a subsequent employer during the period Base Severance Benefits are being paid. The minimum Base Severance Benefit shall be two Week's Pay. Payments under the Base Severance Benefit will be made under the general payroll practice for the unit in which the participant was employed.

          4.3 SUPPLEMENTAL SEVERANCE BENEFIT. The Supplemental Severance Benefit will provide one year's Base Pay for division presidents; six months' Base Pay for salaried General Office and division employees designated as key employees by the Chief Executive Officer; and three months' Base Pay for all other salaried General Office employees. The Supplemental Severance Benefit for a salaried employee employed in the Cincinnati, Ohio, General Office who becomes entitled to a benefit under Section 4.1 after age 50 and before the first anniversary of the Reorganization Effective Date will be twice the Supplemental Severance Benefit otherwise provided under this Section. The Supplemental Severance Benefit shall be paid in a lump sum on termination of employment.

          4.4 GROUP MEDICAL AND LIFE INSURANCE BENEFITS. The Group Medical and Life Insurance Benefits will provide continued participation in the medical indemnity benefits, self-funded medical benefits, health maintenance organizations, and group term life insurance benefits (including the additional group term life insurance available at employee cost) as if the participant were an active employee of the Company or an Affiliate. These benefits will continue for one week for each year of Service unless similar coverage is obtained from a subsequent employer. Any period for which medical benefits are provided hereunder shall reduce the period for which COBRA benefits are available. These benefits shall continue under the participant's election in force when his severance occurs, subject to any new election that would be available to him as an active employee. If the HMO or medical indemnity provider refuses to continue coverage for the participant, the participant will receive coverage under the self-funded medical benefit program available to employees at his location.

          4.5 VACATION PAY. Any existing practices of the Company or Affiliates with respect to payment for unused vacation time at termination of employment shall not be affected by this Plan.

          4.6 MAXIMUM SEVERANCE BENEFITS. Payments under the Plan shall not exceed twice the participant's Annual Compensation.

          4.7 DEATH OF PARTICIPANT. No benefits shall be payable upon the death of a participant except for any payment which may have been due prior to his date of death.

                            SECTION 5. ADMINISTRATION

          5.1 POWERS AND DUTIES. The Administrator shall have the power and the duty to take all action, and to make all decisions necessary or proper to carry out the Plan, including, without limitation, the following:

               (a) To interpret the Plan, which interpretations shall be final and conclusive;

               (b) To compute the benefit to be paid to any person under the Plan;

               (c) To provide procedures for withholding of any income or employment taxes from benefits payable hereunder.

          5.2  CLAIMS PROCEDURE.

               (a) CLAIM, DENIAL AND NOTICE: Any participant who disagrees with the Administrator's determination of his right to benefits or the amount of the benefits shall file a written claim for the benefits he believes he is entitled to. If the Administrator denies the claim, in whole or in part, he shall furnish the participant with written notice of the denial of his claim within sixty (60) days of receipt of the claim. Such notice shall be written in a manner calculated to be understood by the participant and shall contain the specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of additional material or information which is needed to complete the claim and why such is necessary, and an explanation of the Plan's appeal procedure.

               (b) APPEAL: Within sixty (60) days after the receipt of a notice that his claim was denied, the claimant may appeal the denial of his claim to the Administrator in writing stating the reason for his appeal and submitting any issues or comments for the Administrator's review.

               (c) DECISION ON APPEAL: Within sixty (60) days of receipt of an appeal, the Administrator shall mail to the applicant a written notice of his decision setting forth, in a manner calculated to be understood by the applicant, the specific reasons for his decision and the specific references to the pertinent Plan provisions on which his decision was based.

          5.3 INDEMNITY FOR LIABILITY. The Company shall indemnify the Administrator against any and all claims, losses, damages, expenses, including counsel fees, incurred by the Administrator and any liability, including any amounts paid in settlement with the Company's approval, arising from the Administrator's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of the Administrator.

                            SECTION 6. MISCELLANEOUS

          6.1  PLAN YEAR. The plan year shall be the calendar year.

          6.2 AMENDMENT OR TERMINATION. The Company reserves the right to amend, extend or terminate this Plan at any time. However, the benefits provided in Section 4.1 shall remain in effect for at least one year subsequent to the Reorganization Effective Date. A participant whose employment terminates after the termination or amendment of this Plan shall be entitled only to the benefits available under the Plan, if any, in existence at his termination of employment.

         In Witness Whereof, Eagle-Picher Industries, Inc. has caused this amendment and restatement of the plan to be executed by its duly authorized corporate officers this _________ day of November, 1996.

                                       EAGLE-PICHER INDUSTRIES, INC.

                                       By: _______________________
Attest:                                Thomas E. Petry
                                       Chairman of the Board and
                                       Chief Executive Officer

---------------------------

             EAGLE-PICHER INDUSTRIES, INC. OFFICERS' SEVERANCE PLAN

                               SECTION 1. THE PLAN

          1.1 THE PLAN. Effective upon entry of an order confirming the Third Amended Consolidated Plan of Reorganization, Eagle-Picher Industries, Inc. ("Company") adopts the following severance plan (the "Plan"). The Plan is intended to be an employee welfare benefit plan under Section 201(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the extent it may be determined to be a pension plan, it is an unfunded plan maintained to provide benefits to certain individuals described in Section 201(2) of ERISA.

                             SECTION 2. DEFINITIONS

          2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall mean:

          (a) "ADMINISTRATOR" means the Company's Director of Taxes or his designee. The Administrator shall be a named fiduciary under the Plan.

          (b) "BASE PAY" means the participant's base annual pay rate at the date of his termination of employment.

          (c) "BUSINESS DAY" means any day on which commercial banks are required to be open for business in Cincinnati, Ohio.

          (d) "COMPANY" means Eagle-Picher Industries, Inc., or any successor thereto.

          (e) "CONFIRMATION DATE" means the date of entry of an order confirming the Reorganization Plan.

          (f) "CONFIRMATION ORDER" means the order or orders of the court confirming the Reorganization Plan.

          (g) "ELIGIBLE EMPLOYEES" means Officers of the Company employed in the Cincinnati, Ohio General Office.

          (h) "EXECUTIVE OFFICERS" means Thomas E. Petry, Andries Ruijssenaars, David N. Hall, Wayne R. Wickens, Carroll D. Curless and James A.Ralston.

          (i)  "OFFICERS" means officers of Eagle-Picher Industries, Inc.

          (j) "REORGANIZATION EFFECTIVE DATE" means the first Business Day after the date on which all of the conditions precedent to the effectiveness of the Reorganization Plan specified in Section 7.9 of the Reorganization Plan have been satisfied or waived, or if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

          (k) "REORGANIZATION PLAN" means the Third Amended Consolidated Plan of Reorganization of the Company and its affiliated debtors, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect at the time such reference becomes operative.

          (l) "SERVICE" means Vesting Service as defined in the Eagle-Picher Retirement Income Plan for Salaried Employees.

          (m)  "WEEK'S PAY" means a participant's Base Pay divided by 52.

          2.2 GENDER REFERENCE. Any words in this Plan document (or amendments to it) which are used in one gender shall be read and construed to mean or include the other gender wherever they would so apply.

                            SECTION 3. PARTICIPATION

          3.1 PARTICIPANTS. Eligible Employees employed on the Confirmation Date shall become participants on that date. Participation by the Executive Officers shall cease upon the effective date of the employment contracts described in Section 7.11 of the Reorganization Plan.

          3.2 NEW PARTICIPANTS. Anyone meeting the definition of Eligible Employee after the Confirmation Date shall become a participant after completion of three months of Service. The Company's Chief Executive Officer can waive any service period required of a new participant by a written letter to the participant with a copy to the Administrator.

                               SECTION 4. BENEFITS

          4.1 SEVERANCE BENEFIT. Participants terminated by the Company on or after the Confirmation Date other than for cause will receive a Base Severance Benefit, a Supplemental Severance Benefit and Group Medical and Life Insurance Benefits as described herein.

          4.2 BASE SEVERANCE BENEFIT. The Base Severance Benefit will provide one Week's Pay for each completed year of Service and, for any partial year of Service, one-twelfth Week's Pay for each completed month of Service. Payments shall be reduced dollar for dollar by compensation earned for services rendered by a participant for a subsequent employer during the period Base Severance Benefits are being paid. The minimum Base Severance Benefit shall be two Week's Pay. Payments under the Base Severance Benefit will be made under the general payroll practice for the unit in which the participant was employed.

          4.3 SUPPLEMENTAL SEVERANCE BENEFIT. The Supplemental Severance Benefit will provide one year's Base Pay. The Supplemental Severance Benefit will provide two years' Base Pay for an Officer employed in the Cincinnati, Ohio, General Office who becomes entitled to a benefit under Section 4.1

                   (i) before the first anniversary of the Reorganization Effective Date, and

                   (ii) after the Officer reaches age 50.

               The Supplemental Severance Benefit shall be paid in a lump sum on termination of employment.

          4.4 GROUP MEDICAL AND LIFE INSURANCE BENEFITS. The Group Medical and Life Insurance Benefits will provide continued participation in the medical indemnity benefits, self-funded medical benefits, health maintenance organizations, and group term life insurance benefits (including the additional group term life insurance available at employee cost) as if the participant were an active employee of the Company or an Affiliate. These benefits will continue for one week for each year of Service unless similar coverage is obtained from a subsequent employer. Any period for which medical benefits are provided hereunder shall reduce the period for which COBRA benefits are available. These benefits shall continue under the participant's election in force when his severance occurs, subject to any new election that would be available to him as an active employee. If the HMO or medical indemnity provider refuses to continue coverage for the participant, the participant will receive coverage under the self-funded medical benefit program available to employees at his location.

          4.5 VACATION PAY. Any existing practices of the Company or Affiliates with respect to payment for unused vacation time at termination of employment shall not be affected by this Plan.

          4.6 DEATH OF PARTICIPANT. No benefits shall be payable upon the death of a participant except for any payment which may have been due prior to his date of death.

                            SECTION 5. ADMINISTRATION

          5.1 POWERS AND DUTIES. The Administrator shall have the power and the duty to take all action, and to make all decisions necessary or proper to carry out the Plan, including, without limitation, the following:

               (a) To interpret the Plan, which interpretations shall be final and conclusive;

               (b) To compute the benefit to be paid to any person under the

                     Plan;

                (c) To provide procedures for withholding of any income or employment taxes from benefits payable hereunder.

          5.2  CLAIMS PROCEDURE.

                (a) CLAIM, DENIAL AND NOTICE: Any participant who disagrees with the Administrator's determination of his right to benefits or the amount of the benefits shall file a written claim for the benefits he believes he is entitled to. If the Administrator denies the claim, in whole or in part, he shall furnish the participant with written notice of the denial of his claim within sixty (60) days of receipt of the claim. Such notice shall be written in a manner calculated to be understood by the participant and shall contain the specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of additional material or information which is needed to complete the claim and why such is necessary, and an explanation of the Plan's appeal procedure.

                (b) APPEAL: Within sixty (60) days after the receipt of a notice that his claim was denied, the claimant may appeal the denial of his claim to the Administrator in writing stating the reason for his appeal and submitting any issues or comments for the Administrator's review.

                (c) DECISION ON APPEAL: Within sixty (60) days of receipt of an appeal, the Administrator shall mail to the applicant a written notice of his decision setting forth, in a manner calculated to be understood by the applicant, the specific reasons for his decision and the specific references to the pertinent Plan provisions on which his decision was based.

          5.3 INDEMNITY FOR LIABILITY. The Company shall indemnify the Administrator against any and all claims, losses, damages, expenses, including counsel fees, incurred by the Administrator and any liability, including any amounts paid in settlement with the Company's approval, arising from the Administrator's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of the Administrator.

                            SECTION 6. MISCELLANEOUS

          6.1  PLAN YEAR. The plan year shall be the calendar year.

          6.2 AMENDMENT OR TERMINATION. The Company reserves the right to amend, extend or terminate this Plan at any time. However, the benefits provided in Section 4.1 shall remain in effect for at least one year subsequent to the Reorganization Effective Date. A participant whose employment terminates after the termination or amendment of this Plan shall be entitled only to the benefits available under the Plan, if any, in existence at his termination of employment.

          6.3 UNFUNDED PLAN. The Plan shall be unfunded and all benefit payments shall be made from the general assets of Eagle-Picher Industries, Inc.

         In Witness Whereof, Eagle-Picher Industries, Inc. has caused this plan to be executed by its duly authorized corporate officers this _________ day of November, 1996.

                                       EAGLE-PICHER INDUSTRIES, INC.

                                       By: __________________________
Attest:                                Thomas E. Petry
                                       Chairman of the Board and
                                       Chief Executive Officer

----------------------